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Exhibit 10.17.2

        [*****] = Certain confidential information contained in this document, marked with brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

SECOND AMENDMENT TO
NOTE PURCHASE AGREEMENT

        This Second Amendment to Note Purchase Agreement (this "Amendment") is entered into as of February 11, 2003 (the "Effective Date") by and between Displaytech, Inc., a Colorado corporation (the "Issuer" or the "Company") and Hewlett-Packard Company, a Delaware corporation ("HP" or "Purchaser").

        WHEREAS, the Company and HP are parties to a certain Note Purchase Agreement dated as of February 12, 1999, as amended by a certain Amendment No. 1 to Note Purchase Agreement between the Company and HP dated as of February 19, 1999 (collectively, the "Note Purchase Agreement"); and

        WHEREAS, the parties desire to further amend the Note Purchase Agreement in the manner set forth herein.

        NOW, THEREFORE, in consideration of the mutual promises and covenants contained in this Agreement, the parties hereto agree as follows:

1.    AMENDMENTS OF PROVISIONS OF NOTE PURCHASE AGREEMENT

        a.     Amendment to Section 1.1. Section 1.1 of the Note Purchase Agreement is hereby amended by (i) deleting therefrom the definitions of the terms "Affiliate, "Change of Control", "Designation of Rights", "Interest", "Maturity Date", "Note", "Preferred Stock", "Qualified Public Offering", "Registrable Securities" and "Shareholders' Rights Agreement", and (ii) substituting in lieu thereof the definitions of such terms, and such additional terms, as are set forth below:

          "Affiliate", when used with respect to any Person, means (i) if such Person is a corporation, any officer or director thereof and any Person which is, directly or indirectly, the beneficial owner (by itself or as part of any group) of more than five percent (5%) of any class of any equity security (within the meaning of the Exchange Act) thereof, and, if such beneficial owner is a partnership, any general partner thereof, or if such beneficial owner is a corporation, any Person controlling, controlled by or under common control with such beneficial owner, or any officer or director of such beneficial owner or of any corporation occupying any such control relationship, (ii) if such Person is a partnership, any general or limited partner thereof, and (iii) any other Person which, directly or indirectly, controls or is controlled by or is under common control with such Person. For purposes of this definition, "control" (including the correlative terms "controlling", "controlled by" and "under common control with"), with respect to any Person, shall mean possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

          "Business Combination" means any merger, consolidation, sale of all or substantially all assets or similar transaction.

          "Capital Stock" means any and all shares of capital stock of the Company (however designated and whether voting or nonvoting), and shall include, but not be limited to, the Common Stock and the Preferred Stock.

          "Capital Stock Rights" means any warrants, options or other rights to purchase Capital Stock or any securities convertible into Capital Stock or any participations or other interests (other than security interests) in Capital Stock;

          "Change of Control" means the occurrence of any of the following events: (a) any "person" or "group" (as such terms are used in Section 13(d) and 14(d) of the Exchange Act) other than holders of the Company's Series E-1 Senior Preferred Stock is or becomes the"beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time, upon the happening of an event or otherwise), directly or indirectly, of more than 50% of the total voting power of the Company; (b) any consolidation of the Company with, or merger of the Company into, any other person, any merger of another person into the Company or any other Business Combination involving the Company which results in the holders of the Company's Capital Stock immediately prior to giving effect to such transaction owning shares of capital stock of the surviving corporation in such transaction representing (x) fifty percent (50%) or less of the total voting power of all shares of capital stock of such surviving corporation entitled to vote or (y) fifty percent (50%) or less of the total value of all capital stock of such surviving corporation; (c) the sale of all or substantially all of the operating assets of the Company; (d) at any time during any consecutive two-year period, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors (i) whose election by such Board of Directors or whose nomination for election by the stockholders of the Company was approved by a vote of 66 2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved or (ii) designated by the same Company shareholders that designated such initial individuals (and their successors) as directors) cease for any reason to constitute a majority of the Board of Directors of the Company then in office (regardless of the actual size of the Board of Directors of the Company); or (e) the Company is liquidated or dissolved or adopts a plan of liquidation.

          "Designation of Rights" means the Amended and Restated Certificate of Designation and Determination of Preferences of the Series D Convertible Preferred Stock of the Issuer, filed with the Secretary of State on February 11, 2003, in substantially the form attached hereto as Exhibit 2.

          "Indebtedness Limit" has the meaning set forth in Section 8.1(b).

          "Interest" means, with respect to any Note, the amount of all interest accruing on such Note, including all interest accruing subsequent to the occurrence of any events specified in Section 9.1(d) which would have accrued but for any such event, whether or not such claims are allowable under applicable law.

          "Maturity Date" means February 19, 2008.

          "Note" or "Notes" means the Amended and Restated Convertible Note that is issued under this Agreement, substantially in the form of Exhibit 1 attached hereto.

          "Preferred Stock" means the shares of the Company's Series D Convertible Preferred Stock, par value $.001 per share, or the shares of any class or series of Capital Stock or Capital Stock Rights into which the Note shall hereafter become convertible, in accordance with its terms, as a result of reclassification of the Company's Series D Convertible Preferred Stock or otherwise.

          "Qualified Public Offering" means a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act covering the offer and sale of shares of Common Stock in which (i) proceeds to the Company, net of underwriting discounts, commissions and other expenses, are at least $25,000,000.00, and (ii) the price per share of Common Stock sold in such offering is not less than 125% of the HP Common Price. As used herein, "HP Common Price" means the amount determined by dividing (x) the aggregate outstanding balance of unpaid Principal and accrued interest under the Note as of the time such offering is consummated by (y) the number of shares of Common Stock into which such aggregate outstanding balance of Principal and accrued interest is at that time convertible pursuant to the terms of the Note

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  (whether directly or, if then required by the provisions of the Note, following the prior conversion of the Note into shares of Preferred Stock).

          "Registrable Securities" means the Common Stock acquired or acquirable by the Investors (as defined in the Shareholders' Rights Agreement defined below) and any Common Stock issued as a dividend or distribution with respect to or in exchange for such Common Stock, including, without limitation, any Common Stock acquirable by Purchaser upon conversion of the shares of Preferred Stock issuable to Purchaser upon conversion of the Note; excluding, however, (a) any Common Stock that would otherwise be Registrable Securities transferred in a transaction in which the Investors' rights under Section 3 of the Amended and Restated Shareholders' Rights Agreement ("Shareholders' Rights Agreement") are not properly assigned pursuant to Section 3.12 of such Shareholders' Rights Agreement, and (b) any Common Stock that would otherwise be Registrable Securities, if such securities, in the hands of the Holder thereof (A) are no longer restricted securities under the Securities Act or (B) may be sold, together with all other Common Stock (whether Registrable Securities or otherwise) held by such Holder, in any three-month period, because the volume limitations of Rule 144 are not applicable or otherwise.

          "Shareholders' Rights Agreement" means the Amended and Restated Shareholders' Rights Agreement between and among the Company and certain of its shareholders dated as of July 30, 2001, as amended April 9, 2002 and February 11, 2003.

        b.     Amendment to Section 5. Section 5 of the Note Purchase Agreement is hereby amended by adding thereto the following Section 5.3:

          Section 5.3 The Issuer hereby makes to Purchaser, as of February 11, 2003, the representations and warranties set forth on Exhibit 3 to the Second Amendment to this Agreement, as such representations and warranties are qualified by the Schedule of Exceptions attached thereto. Notwithstanding any provision of this Agreement to the contrary, each capitalized term contained in Exhibit 3 that is not otherwise defined in this Agreement or in Exhibit 3 shall have the meaning ascribed to such term in that certain Stock Purchase Agreement dated February 11, 2003 among the Company, Fleming US Discovery Fund III, L.P., Fleming US Discovery Offshore Fund III, L.P. and InterWest Capital, Inc. (the "Series E SPA"), a true and complete copy of which has been furnished to Purchaser and its counsel on or prior to the date of this Agreement. The representations and warranties of the Company and Purchaser contained in this Agreement (including, without limitation, those set forth in Exhibit 3) or in any document or certificate delivered pursuant hereto shall survive the execution and delivery of this Agreement and the Note, and shall not be affected by any investigation of the subject matter thereof made by or on behalf of the Purchaser or the Issuer.

        c.     Amendment to Section 7.1(b). Section 7.1(b) of the Note Purchase Agreement is hereby amended by deleting therefrom the words "Conversion Ratio" and substituting in lieu thereof the words "Conversion Price".

        d.     Amendment to Section 8.1(b). Section 8.1(b) of the Note Purchase Agreement is hereby deleted in its entirety and replaced with the following Section 8.1(b):

          "(b) Notwithstanding the provisions of Section 8.1(a), the Issuer and its Subsidiaries may incur Indebtedness in such amounts and of such type and description, subject to such restrictions and limitations, as are set forth below ("Permitted Indebtedness"):

            (i)    Until the Note has been paid in full, the Company and its Subsidiaries shall at no time have Indebtedness exceeding, in the aggregate, Thirteen Million Dollars ($13,000,000.00) (the "Indebtedness Limit"); provided, that upon request of the Company and with the written consent of Purchaser, which consent shall not be unreasonably withheld, the Indebtedness Limit shall be increased to Fifteen Million Dollars ($15,000,000.00). For purposes of

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    determining whether the Indebtedness Limit has been exceeded, "Indebtedness" shall include any and all Indebtedness of the Company and its Subsidiaries (as defined in Section 1.1) whether now existing or hereafter incurred, including, without limitation, all outstanding Principal on the Note, but excluding (A) accrued interest on the Note, (B) indebtedness in an aggregate principal amount of Two Million Dollars ($2,000,000) or less under promissory notes issued by the Company to certain of its investors pursuant to the Displaytech, Inc. Note Purchase Agreement between the Company and such investors dated December 10, 2002, which promissory notes will be converted into Series E-1 Senior Preferred Stock concurrent with the execution of this Amendment, and (C) Indebtedness of the Issuer or any Subsidiary represented by letters of credit for the account of the Issuer or such Subsidiary, as the case may be, in order to provide security for workers' compensation claims, payment obligations in connection with self-insurance or similar requirements in the ordinary course of business;

            (ii)   To the extent Indebtedness is secured: (x) such secured Indebtedness shall be limited to equipment financing and working capital financing reasonably required in connection with the Company's business; (y) such secured Indebtedness shall not be subject to the provisions of Section 8.2, but shall be subject to the provisions of Section 8.3 of this Agreement, which provision shall be applicable to Indebtedness of any Subsidiary in addition to Indebtedness of the Company; and (z) the full amount of such Indebtedness shall be included as "Indebtedness" for purposes of determining whether the Indebtedness Limit has been exceeded;

            (iii)  All unsecured Indebtedness shall be subordinated to the Note as further described in this Section 8.1(b)(iii). At least thirty (30) days prior to executing an agreement with any person or entity (the "Creditor") whereby such Indebtedness is or may be incurred (the "Creditor Agreement"), the Company shall deliver to Purchaser written notice of its intent to enter into such Creditor Agreement together with a copy of the proposed Creditor Agreement. Upon request of Purchaser at any time within such thirty (30) day period, the Company shall execute and cause the Creditor to execute any subordination agreements or other documents reasonably deemed necessary or desirable by Purchaser in order to effectuate the provisions of this subparagraph (iii). In any event, the Creditor Agreement shall contain provisions pursuant to which the Company and the Creditor acknowledge and agree that:

              A.    The Creditor's priority and right of payment as to all indebtedness which may thereafter become owing by the Company to the Creditor ("Creditor Indebtedness") are subordinate to payment of the Note;

              B.    Upon any receivership, insolvency, assignment for the benefit of creditors, bankruptcy, reorganization or arrangement with creditors (whether or not pursuant to bankruptcy or other insolvency laws), sale of all or substantially all of the assets, dissolution, liquidation or any other marshaling of the assets and liabilities of the Company, or in the event any indebtedness of the Company to the Creditor shall become due and payable, whether at maturity, upon acceleration or otherwise: (i) no amount shall be paid by the Company or accepted or retained by Creditor, whether in cash or property, in respect of the principal of or interest on such Creditor Indebtedness at the time outstanding, unless and until the full amount of all principal and accrued interest under the Note shall have been paid in full, whether or not such principal or accrued interest under the Note is then due and payable; (ii) if any such amount is received by Creditor on account of or with respect to any of the subordinated Indebtedness, the Creditor shall forthwith pay over same to Purchaser, and until so paid, any such amount shall be held by Creditor in trust for Purchaser and shall not be commingled with other funds or property of Creditor; and (iii) no claim or proof of claim shall be filed with the Company by or on behalf of the Creditor which shall assert any right to receive any

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      payments in respect of the principal of and interest on the Creditor Indebtedness except subject to the payment in full of all principal and accrued interest under the Note;

              C.    The Creditor agrees upon request to execute and deliver to the Purchaser such subordination agreements and other documents and instruments as may reasonably be requested by Purchaser in order to effectuate the provisions of the Creditor Agreement; and

              D.    Purchaser is a third-party beneficiary of the Creditor Agreement, and may directly enforce the obligations of Creditor under such agreement; and

            (iv)  No secured Indebtedness shall be incurred in favor of any officer, director or shareholder of the Company or any of its Subsidiaries, or in favor of any Affiliate of the Company or of any such officer, director or shareholder.

        e.     Amendment to Section 8.4. Section 8.4 of the Note Purchase Agreement is hereby deleted in its entirety and replaced with the following Section 8.4:

          "8.4 Until the Note has been paid in full, or converted pursuant to Article 5 or Article 6 of the Note, except with the prior written consent of the Purchaser, which consent Purchaser may grant or withhold in its sole discretion, the Issuer will not directly or indirectly:

            (i)    redeem, repurchase or otherwise acquire any shares of Capital Stock or Capital Stock Rights, unless such redemption, repurchase or acquisition is effected solely through the exchange of one class or series of outstanding Capital Stock or Capital Stock Rights for another such class or series, and does not involve the payment of cash or any other form of property;

            (ii)   declare, set aside or pay any dividends on, or make any payments or distributions of cash or property on or with respect to, any class or series of Capital Stock or Capital Stock Rights (including, without limitation, distributions arising from a Change of Control or in connection with the liquidation, dissolution or winding up of the Issuer), unless such dividend, distribution or payment is made solely in the form of shares of Capital Stock or Capital Stock Rights and does not involve the payment or distribution of cash or any other form of property;

            (iii)  change the dollar amount of the liquidation preference of the Company's Series D Convertible Preferred Stock from its existing $100.00 level, or, except as provided in Section 8(a) of the Note with respect to stock splits, reclassifications, combinations and the like, change the conversion price of $5.50 per share of the Company's Series D Convertible Preferred Stock;

            (iv)  change the dollar amount of the liquidation preference of the Company's Series B Convertible Preferred Stock from its existing level of $100.00 per share, or except with respect to stock splits, reclassifications, combinations and the like of a type described in Section 8(a) of the Note) change the conversion price of $7.11 per share of the Company's Series B Convertible Preferred Stock;

            (v)   alter the relative seniority (as to liquidation preference, dividends and in all other respects as is set forth in the Designation of Rights) of the Company's Series D Convertible Preferred Stock over the Company's Series B Convertible Preferred Stock;

            (vi)  amend or modify in any manner the rights, preferences, privileges or restrictions applicable to the Company's Series E-D Preferred Stock or Series E-B Preferred Stock unless the same amendment or modification is made with respect to the rights, preferences,

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    privileges or restrictions applicable to the Company's Series D Convertible Preferred Stock or the Company's Series B Convertible Preferred Stock, respectively; or

            (vii) authorize, create (by reclassification or otherwise) or issue any class or series of Capital Stock or Capital Stock Rights if such authorization, creation or issuance would result in or, by the terms of the documents governing such Capital Stock or Capital Stock Rights, permit any of the acts or transactions set forth in subsections (i) through (vi) of this Section 8.4(b).

        f.      Amendment to Section 8.5. Section 8.5 of the Note Purchase Agreement is hereby deleted in its entirety.

        g.     Amendment to Section 8.6. Section 8.6 of the Note Purchase Agreement is hereby deleted in its entirety.

        h.     Amendment to Section 9.1. Section 9.1 of the Note Purchase Agreement is hereby deleted in its entirety and replaced by the following Section 9.1:

          "Section 9.1. An "Event of Default" means any of the following events:

          (a)   the Issuer shall fail to make any payment of Principal or interest when due under the Note, and such failure continues for a period of seven (7) days after receipt of written notice of nonpayment from the Holder in accordance with section 13.2 hereof;

          (b)   the Issuer does not perform or comply with any one or more of its material obligations in the Note or this Agreement (other than a default under (a) above) for a period of forty five (45) days after written notice of such default shall have been given to the Issuer by the Holder;

          (c)   one or more defaults in the required payments, including Principal, interest, premium, rent or leasehold payments, if any, on any Permitted Indebtedness, when the same becomes due and payable, or the occurrence of any other event of default under any Permitted Indebtedness (in accordance with the terms thereof), and the Company has failed to cure such default or defaults within the applicable grace period or period to cure such default or defaults, without regard to any waiver of the grace or cure periods, subsequent cure, or notice provisions of the Permitted Indebtedness;

          (d)   an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (A) relief in respect of the Company or of a substantial part of its property or assets, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal or state bankruptcy, insolvency, receivership or similar law, (B) the appointment of a receiver, trustee, custodian, sequestrator, conservator or a similar official for the Company or for a substantial part of its property or assets, or (C) the winding up or liquidation of the Company; and such proceeding or petition shall continue undismissed for sixty (60) days, or an order or decree approving or ordering any of the foregoing shall be entered;

          (e)   the Company shall (A) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal or state bankruptcy, insolvency, receivership or similar law, (B) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding for the filing of any petition described in paragraph (d) of this Section 9.1, (C) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company, or for a substantial part of its property or assets, (D) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (E) make a general assignment for the benefit of creditors, (F) become unable, admit in writing its inability or fail generally to pay its debts as they become due or (G) take any action for the purpose of effecting any of the foregoing;

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          (f)    the Company breaches any provision of that certain Mutual Cooperation Agreement between the Company and Purchaser dated as of the date hereof, as same may be amended from time to time, which breach is not cured within thirty days after written notice to the Company; or

          (g)   any representation, warranty, certification or statement made by or on behalf of the Company in this Agreement (including, without limitation, in the Second Amendment to Note Purchase Agreement) or the Note, or in any certificate or other document delivered pursuant hereto or thereto, shall have been incorrect in any material respect when made."

            i.      Amendment to Section 10. Sections 10.1 and 10.2 of the Note Purchase Agreement are hereby deleted in their entirety and replaced with the following Sections 10.1 and 10.2:

              "Section 10.1. The Note is convertible into shares of Preferred Stock according to the terms and conditions contained therein.

              Section 10.2. Any Preferred Stock issuable upon conversion of the Note may be converted by Purchaser into shares of Common Stock pursuant to terms and conditions set forth in the Designation of Rights (or, if the Note is then convertible into shares of a class or series other than the Issuer's Series D Convertible Preferred Stock, pursuant to the terms and conditions set forth in the designation of rights or other instrument governing the terms and conditions of such class or series); provided, that upon any mandatory conversion of the Note pursuant to Section 5.1 thereof, such shares of Preferred Stock received upon such mandatory conversion shall be converted into shares of Common Stock in accordance with the provisions of Section 5.2 of the Note.

            j.      Amendment to Section 12. Sections 12.1 through 12.4 of the Note Purchase Agreement are hereby deleted in their entirety.

            k.     Amendment to Section 13. Section 13 of the Note Purchase Agreement is hereby amended by (i) deleting Section 13.2 therefrom and substituting in lieu thereof the following Section 13.2, and (ii) adding thereto the following Section 13.7:

              "Section 13.2. Except as may be otherwise provided herein, all notices and other communications required or permitted hereunder shall be in writing and shall be conclusively deemed to have been duly given (a) when hand delivered to the other party; (b) when received when sent by facsimile at the address and number set forth below (provided, however, that notices given by facsimile shall not be effective unless either (i) a duplicate copy of such facsimile notice is promptly given by one of the other methods described in this Section 13.2, or (ii) the receiving party delivers a written confirmation of receipt for such notice either by facsimile or any other method described in this Section 13.2; or (c) the next business day after deposit with a national overnight delivery service, postage prepaid, addressed to the parties as set forth below with

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      next-business-day delivery guaranteed, provided that the sending party receives a confirmation of delivery from the delivery service provider.

To: the Purchaser	To: the Issuer
Charles Charnas VP, Deputy General Counsel and Assistant Secretary Hewlett-Packard Company MS 1050 3000 Hanover Street Palo Alto, CA 94304-1112 Fax: (650) 857-4837	Displaytech, Inc. 2602 Clover Basin Drive Longmont, CO 80503-7603 Attn: Chief Executive Officer With copies to: Chief Financial Officer General Counsel Fax: (303) 772-0182

    A party may change or supplement the addresses given above, or designate additional addresses, for purposes of this Section 13.2 by giving the other parties written notice of the new address in the manner set forth above.

              Section 13.7. No delay or omission to exercise any right, power or remedy accruing to the Company or to Purchaser, upon any breach or default of any party hereto under this Agreement, shall impair any such right, power or remedy of the Company or the Purchaser, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of any similar breach or default thereafter occurring, or of any other breach or default theretofore or thereafter occurring."

        l.      Amendments to Exhibits. Exhibit B to the Note Purchase Agreement (Designation of Rights) and Exhibit C to the Note Purchase Agreement (form of Convertible Note) are hereby deleted in their entirety and replaced with Exhibits B and C in the form attached to this Amendment as Exhibits 2 and 1, respectively, and by this reference made a part hereof.

        2.     EFFECTIVENESS; AGREEMENT IN FULL FORCE AND EFFECT. This Amendment shall become effective as of the Effective Date. Except as expressly amended herein, the Note Purchase Agreement is hereby ratified and affirmed and remains in full force and effect.

        3.     SURVIVAL. The representations, warranties, covenants and agreements of the Company contained in this Amendment or in any document or certificate delivered pursuant hereto shall survive the execution and delivery of this Agreement, and shall continue in effect following the execution and delivery of this Agreement and the Amended and Restated Convertible Note delivered pursuant hereto and any investigation at any time made by the Purchaser or on its behalf or by any other Person.

        4.     MISCELLANEOUS PROVISIONS.

        4.1.    Governing Law.    This Amendment shall be governed in all respects by and construed in accordance with the laws of the State of Colorado without regard to provisions regarding choice of laws.

        4.2.    Titles and Subtitles.    The titles of the paragraphs and subparagraphs of this Amendment are for convenience of reference only and are not to be considered in construing this Amendment.

        4.3.    Counterparts.    This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

        4.4.    Severability.    Should any provision of this Amendment be determined to be illegal or unenforceable, such determination shall not affect the remaining provisions of this Amendment.

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        4.5.    Construction.    This Amendment is the result of negotiations among, and has been reviewed by, the Company and Purchaser and their respective counsel. Accordingly, this Amendment shall be deemed to be the product of all parties hereto, and no ambiguity shall be construed in favor of or against the Company or Purchaser.

[Balance of this page intentionally left blank.]

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        IN WITNESS WHEREOF, the parties have executed this Second Amendment to Note Purchase Agreement to be effective as of the date first above written.

The Company:
DISPLAYTECH, INC.
By:	/s/ RICHARD BARTON
Name: Richard Barton
Title: Chief Executive Officer
HP:
HEWLETT-PACKARD COMPANY.
By:	/s/ CHARLES N. CHARNAS
Name: Charles N. Charnas
Title: Vice President, Deputy General Counsel and Assistant Secretary

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EXHIBIT 1

FORM OF AMENDED AND RESTATED CONVERTIBLE NOTE

[Executed version filed as Exhibit 10.17.3.]

Exhibit 2

AMENDED AND RESTATED
CERTIFICATE OF DESIGNATION
AND DETERMINATION OF PREFERENCES OF
THE SERIES D CONVERTIBLE PREFERRED STOCK
OF
DISPLAYTECH, INC.
A COLORADO CORPORATION

        1.    Amendment.    The preferences, rights and privileges and the qualifications, restrictions and limitations of the Series D Convertible Preferred Stock (hereinafter referred to as "Series D Preferred Stock") are hereby amended and restated in their entirety, as specified in this Certificate of Designation.

        2.    Dividends.

          (a)    General Dividend Obligations.    In the event that the Company shall at any time or from time to time declare, order, pay or make a dividend or other distribution (whether in cash, securities, rights to purchase securities or other property) on its Common Stock, the holders of shares of the Series D Preferred Stock shall be entitled to receive from the Company, with respect to each share of Series D Preferred Stock held, a dividend or distribution that is the same dividend or distribution that would be received by a holder of the number of shares of Common Stock into which such shares of Series D Preferred Stock are convertible pursuant to the provisions of Section 5 hereof on the record date for such dividend or distribution (except in the case of the payment of a stock dividend in shares of its Common Stock if a holder of shares of Series D Preferred Stock shall have given notice to the Company (within five (5) business days after such holder's receipt of the Company's notice regarding the stock dividend) of its election to have the Conversion Price of its shares adjusted in accordance with Section 5(d)(i) hereof). Any such dividend or distribution shall be declared, ordered, paid or made on the Series D Preferred Stock at the same time such dividend or distribution is declared, ordered, paid or made on the Common Stock. Dividends, if declared, on shares of the Series D Preferred Stock shall accrue and be cumulative from the payment date of such dividend on such shares.

          (b)    Limitation on Dividends, Repurchases and Redemptions.    So long as any shares of Series D Preferred Stock shall be outstanding, the Company shall not declare or pay or set apart for payment any dividends or make any other distributions on any Junior Securities, whether in cash, securities, rights to purchase securities or other property (other than dividends or distributions payable in shares of the class or series upon which such dividends or distributions are declared or paid), nor shall the Company purchase, redeem or otherwise acquire for any consideration or make payment on account of the purchase, redemption or other retirement of any Junior Securities (except as may be required by the Stock Restriction Agreements), nor shall any monies be paid or made available for a sinking fund for the purchase or redemption of any Junior Securities (except as may be required by the Stock Restriction Agreements), unless with respect to all of the foregoing all dividends or other distributions to which the holders of Series D Preferred Stock shall have been entitled, pursuant to Section 2(a) hereof, shall have been paid or declared and a sum of money has been set apart for the full payment thereof.

          (c)    Pro Rata Payments.    In the event that full dividends are not paid or made available to the holders of all outstanding shares of Series D Preferred Stock and funds available for payment of dividends shall be insufficient to permit payment in full to holders of all such stock of the full preferential amounts to which they are then entitled, then the entire amount available for payment of dividends shall be distributed ratably among all such holders of Series D Preferred Stock in proportion to the full amount to which they would otherwise be respectively entitled.

        3.    Preference on Liquidation.

          (a)    Liquidation Preference for Series D Preferred Stock.    In the event that the Company shall liquidate, dissolve or wind up, whether voluntarily or involuntarily, no distribution shall be made to the holders of shares of Common Stock or other Junior Securities (and no monies shall be set apart for such purpose) unless prior thereto, the holders of shares of Series D Preferred Stock shall have received, for each share of Series D Preferred Stock held, an amount in cash per share equal to the Liquidation Value plus all accrued but unpaid dividends thereon through the date of distribution (the "Series D Liquidation Preference"). The "Liquidation Value" means $100 per share with respect to the Series D Preferred Stock, as adjusted pursuant to Section 5(d) hereof. Upon the receipt by the holders of shares of Series D Preferred Stock of an amount in cash per share equal to the Series D Liquidation Preference, each share of Series D Preferred Stock shall be void and of no further force or effect and the holders of such shares shall have no further rights with respect thereto.

          (b)    Pro Rate Payments.    If, upon any such liquidation, dissolution or other winding up of the affairs of the Company, the assets of the Company shall be insufficient to permit the payment in full of the Series D Liquidation Preference for each share of Series D Preferred Stock then outstanding, then the assets of the Company remaining shall be ratably distributed among the holders of Series D Preferred Stock in proportion to the full amounts to which they would otherwise be respectively entitled if all amounts thereon were paid in full.

          (c)    Transactions Deemed a Liquidation.    The voluntary sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all the property or assets of the Company or a merger, reorganization, sale of voting control or other transaction in which control of the Company is transferred and in which the shareholders of the Company do not own a majority of the outstanding shares of the surviving corporation shall be deemed to be a liquidation, dissolution or winding up of the Company for purposes of this Section 3; provided that in the event of such a transaction, the Series D Liquidation Preference shall be paid in cash or in the consideration to be received in the transaction, at the option of the Board of Directors of the Company.

          (d)    Notice of Liquidation.    Written notice of any liquidation, dissolution or winding up of the Company, stating the payment date or dates when and the place or places where amounts distributable in such circumstances shall be payable, shall be given by first class mail, postage prepaid, not less than thirty (30) days prior to any payment date specified therein, to the holders of record of the Series D Preferred Stock at their respective addresses as shall appear on the records of the Company.

          (e)    Status.    The Series D Preferred Stock shall rank senior in all respects, including the payment on liquidation and redemption, only to the Common Stock and the Series B Preferred Stock of the Company (notwithstanding any provisions to the contrary set forth in the certificate of designations of any other class or series of equity securities of the Company or otherwise).

          (f)    Limitation.    Notwithstanding any provision of this Certificate of Designation to the contrary, while any indebtedness of the Company under the HP Convertible Note is outstanding, no payments, dividends or other distributions in cash or assets (other than in Capital Stock of the Company as otherwise permitted by the provisions of this Certificate of Designation) shall be made, with out the written consent of Hewlett-Packard, on or with respect to the Series D Preferred Stock or any of the Company's other equity securities, including, without limitation, any cash payments arising from the sale or liquidation of the Company.

        4.    Voting.    The Series D Preferred Stock shall be entitled to vote only on those matters on which vote is required by the laws of, the State of Colorado and, unless prohibited by the laws of the State of Colorado, the Series D Preferred Stock shall vote on all such matters together with the Series E-D

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Preferred Stock as a single voting group. Each share of Series D Preferred Stock shall entitle the holder thereof to such number of votes per share on each such action as shall equal the maximum number of whole shares of Common Stock into which each share of Series D Preferred Stock is then convertible, either directly or indirectly. Except as expressly provided in Section 5(c) hereof, the Series D Preferred Stock shall have no other voting rights.

        5.    Conversion.    The holders of shares of Series D Preferred Stock shall have the right to convert all or a portion of such shares into fully paid and nonassessable shares of Common Stock or any Capital Stock or other securities into which such Common Stock shall have been changed or any Capital Stock or other securities resulting from a reclassification thereof as follows:

          (a)    Right to Convert.    Subject to and upon compliance with the provisions of this Section 5, a holder of shares of Series D Preferred Stock shall have the right, at the option of such holder, at any time, to convert any or all of such shares into the number of fully paid and nonassessable shares of Common Stock (calculated as to each conversion rounded down to the nearest l/100th of a share) obtained by dividing the aggregate Liquidation Value of the shares to be converted, plus all accrued but unpaid dividends thereon through the date of conversion, by the Conversion Price and by surrender of such shares, such surrender to be made in the manner provided in paragraph (b) of this Section 5. The Common Stock issuable upon conversion of the shares of Series D Preferred Stock, when such Common Stock shall be issued in accordance with the terms hereof, are hereby declared to be and shall be duly authorized, validly issued, fully paid and nonassessable Common Stock held by the holders thereof.

          (b)    Mechanics of Conversion.    Each holder of Series D Preferred Stock that desires to convert the same into shares of Common Stock shall surrender the certificate or certificates therefor, duly endorsed, at the principal office of the Company or of any transfer agent for the Series D Preferred Stock or Common Stock, accompanied by written notice to the Company that such holder elects to convert the same and stating therein the number of shares of Series D Preferred Stock being converted, and setting forth the name or names in which such holder wishes the certificate or certificates for shares of Common Stock to be issued if such name or names shall be different than that of such holder. Thereupon, the Company shall issue and deliver at such office on not later than the fifth Business Day thereafter (unless such conversion is in connection with an underwritten public offering of Common Stock, in which event concurrently with such conversion) to such holder or on such holder's written order, (i) a certificate or certificates for the number of validly issued, fully paid and nonassessable full shares of Common Stock to which such holder is entitled and (ii) if less than the full number of shares of Series D Preferred Stock evidenced by the surrendered certificate or certificates are being converted, a new certificate or certificates, of like tenor, for the number of shares evidenced by such surrendered certificate or certificates less the number of shares converted.

          Each conversion shall be deemed to have been effected immediately prior to the close of business on the date of such surrender of the shares to be converted so that the rights of the holder thereof as to the shares being converted shall cease at such time except for the right to receive shares of Common Stock and if the holder of the shares being so converted shall have elected to receive dividends subsequent to such conversion, all accrued and unpaid dividends in accordance herewith, and the person entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Common Stock at such time.

          (c)    Mandatory Conversion; Conditional Conversion.    If at any time the holders of a majority of the Series D Preferred Stock and the Series E-D Preferred Stock, voting together as a single class, vote to require a mandatory conversion of the Series D Preferred Stock and the Series E-D Preferred Stock, each holder of shares of Series D Preferred Stock shall surrender the certificate

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  or certificates for all shares of Series D Preferred Stock for conversion by the conversion date specified by the vote of the majority of the holders of the Series D Preferred Stock and the Series E-D Preferred Stock. Notwithstanding any other provision hereof, if conversion of any shares of Series D Preferred Stock is to be made in connection with a public offering of Common Stock or any transaction described in Section 5(d)(iii) hereof, the conversion of any shares of Series D Preferred Stock may, at the election of the holder thereof, be conditioned upon the consummation of the public offering or such transaction, in which case such conversion shall not be deemed to be effective until the consummation of such public offering or transaction.

          (d)    Adjustment of the Conversion Price.    The Conversion Price shall be adjusted from time to time as follows:

            (i)    Adjustment for Stock Splits and Combinations. If the Company at any time, or from time to time after the Issue Date, pays a stock dividend in shares of its Common Stock to the holders of its Common Stock, issues any debt securities to the holders of its Common Stock, effects a subdivision of the outstanding Common Stock, combines the outstanding shares of Common Stock, issues by reclassification of shares of its Common Stock any shares of Capital Stock of the Corporation, or makes a distribution to the holders of its Common Stock of any of its assets (other than cash dividends payable out of earnings or retained earnings in the ordinary course of business) then, in each such case, the Conversion Price in effect immediately prior to such event shall be adjusted so that each holder of shares of Series D Preferred Stock shall have the right to convert its shares of Series D Preferred Stock into the number of shares of Common Stock which it would have owned after the event had such shares of Series D Preferred Stock been converted immediately before the happening of such event. Any adjustment under this Section 5(d)(i) shall become effective retroactively immediately after the record date in the case of a dividend and distribution and shall become effective immediately after the effective date in the case of an issuance, subdivision, combination or reclassification. If the Company pays a stock dividend in shares of its Common Stock to the holders of its Common Stock and the holders of the Series D Preferred Stock received such stock dividend pursuant to Section 2(a) hereof, the Conversion Price shall not be adjusted for such stock dividend under this Section 5(d)(i).

            (ii)   Other Provisions Applicable to Adjustments under this Section. The following provisions shall be applicable to making adjustments to the shares of Common Stock into which the Series D Preferred Stock is convertible and the Conversion Price at which the Series D Preferred Stock is convertible provided for in this Section 5(d):

              (A)  When Adjustments Are to Be Made. The adjustments required by this Section 5(d) shall be made whenever and as often as any event requiring an adjustment shall occur, except that any adjustment of the Conversion Price that would otherwise be required may be postponed (except in the case of a subdivision or combination of shares of the Common Stock, as provided for in Section 5(d)(i)) up to, but not beyond the date of exercise if such adjustment either by itself or with other adjustments not previously made amount to a change in the Conversion Price of less than $.05. Any adjustment representing a change of less than such minimum amount (except as aforesaid) which is postponed shall be carried forward and made on the earlier of (I) such time as such adjustment, together with other adjustments required by this Section 5(d) and not previously made, would result in an aggregate adjustment equal to or in excess of a minimum adjustment or (II) on the date of conversion. For the purpose of any adjustment, any event shall be deemed to have occurred at the close of business on the date of its occurrence.

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              (B)  Fractional Interests. In computing adjustments under this Section 5(d), fractional interests in the Common Stock shall be taken into account to the nearest 1/100th of a share.

            (iii)  Reorganization, Reclassification, Consolidation or Merger. If the Company shall at any time reorganize or reclassify the outstanding shares of Common Stock (other than a change in par value, or from no par value to par value, or from par value to no par value, or as a result of a subdivision or combination) or consolidate with or merge into another corporation (where the Company is not the continuing corporation after such merger or consolidation), the holders of Series D Preferred Stock shall thereafter be entitled to receive upon conversion of the Series D Preferred Stock in whole or in part, the same kind and number of shares of stock and other securities, cash or other property (and upon the same terms and with the same rights) as would have been distributed to a holder upon such reorganization, reclassification, consolidation or merger had such holder converted its Series D Preferred Stock immediately prior to such reorganization, reclassification, consolidation or merger (subject to subsequent adjustments under Section 5(d) hereof). The Conversion Price upon such conversion shall be the Conversion Price that would otherwise be in effect pursuant to the terms hereof. Notwithstanding anything herein to the contrary, the Company will not effect any such reorganization, reclassification, consolidation or merger unless prior to the consummation thereof, the corporation which may be required to deliver any stock, securities or other assets upon the conversion of the Series D Preferred Stock shall agree by an instrument in writing to deliver such stock, cash, securities or other assets to the holders of the Series D Preferred Stock. A sale, transfer or lease of all or substantially all of the assets of the Company to another person shall be deemed a reorganization, reclassification, consolidation or merger for the foregoing purposes.

            (iv)  Chief Financial Officer's Opinion. Upon each adjustment of the Conversion Price, and in the event of any change in the rights of a holder of Series D Preferred Stock by reason of other events herein set forth, then and in each such case, the Company will promptly obtain a certificate of the Chief Financial Officer of the Company, stating the adjusted Conversion Price, or specifying the other shares of the Common Stock, securities or assets and the amount thereof receivable as a result of such change in rights, and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. The Company will promptly mail a copy of such certificate to the holders of Series D Preferred Stock. If a holder disagrees with such calculation, the Company agrees to obtain within thirty (30) Business Days of its receipt of notice of such disagreement an opinion of a firm of nationally recognized independent certified public accountants selected by the Company's Board of Directors (who may be the Company's regular firm of independent accountants) and acceptable to such holder (which acceptance shall not be unreasonably withheld) to review such calculation and the opinion of such firm of independent certified public accountants shall be final and binding on the parties and shall be conclusive evidence of the correctness of the computation with respect to any such adjustment of the Conversion Price. The fees of such certified public accountants in connection with such opinion shall be borne by such holder if the Company's calculation is determined to be between 90% and 110% of the calculation of such accountants.

          (e)    No Impairment.    The Company will not, by amendment of its certificate of incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of

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  Section 5 hereof and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Series D Preferred Stock against impairment.

          (f)    No Fractional Shares Adjustments.    No fractional shares shall be issued upon conversion of the Series D Preferred Stock. If more than one share of the Series D Preferred Stock is to be converted at one time by the same stockholder, the number of full shares issuable upon such conversion shall be computed on the basis of the aggregate amount of the shares to be converted. Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of any shares of Series D Preferred Stock, the Company will pay a cash adjustment in respect of such fractional interest in an amount equal to the same fraction of the Conversion Price per share of Common Stock at the close of business on the day of conversion which such fractional share of Series D Preferred Stock would be convertible into on such date.

          (g)    Shares to be Reserved.    The Company shall at all times reserve and keep available, out its authorized, and unissued stock, solely for the purpose of effecting the conversion of the Series D Preferred Stock, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all of the Series D Preferred Stock from time to time outstanding. The Company shall from time to time, in accordance with the laws of the State of Colorado, increase the authorized number of shares of Common Stock if at any time the number of shares of authorized but unissued Common Stock shall be insufficient to permit the conversion in full of the Series D Preferred Stock.

          (h)    Taxes and Charges.    The Company will pay any and all issue or other taxes that may be payable in respect of any issuance or delivery of shares of Common Stock on conversion of the Series D Preferred Stock. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance or delivery of Common Stock in a name other than that of the Series D Preferred Stock, and no such issuance or delivery shall be made unless and until the Person requesting such issuance has paid to the Company the amount of such tax or has established, to the satisfaction of the Company, that such tax has been paid.

          (i)    Accrued Dividends.    Upon conversion of any shares of Series D Preferred Stock, the holder thereof shall be entitled to receive any accrued by unpaid dividends in respect of the shares of Series D Preferred Stock so converted to the date of such conversion.

          (j)    Closing of Books.    The Company will at no time close its transfer books against the transfer of any shares of Series D Preferred Stock or of any shares of Common Stock issued or issuable upon the conversion of any shares of Series D Preferred Stock in any manner which interferes with the timely conversion of such shares of Series D Preferred Stock.

        6.    Shares to be Retired.    Any shares of Series D Preferred Stock converted, redeemed, repurchased or otherwise acquired by the Company shall be retired and cancelled and shall upon cancellation be restored to the status of authorized but unissued shares of preferred stock, subject to reissuance by the Board of Directors as shares of preferred stock of one or more other series but not as shares of Series D Preferred Stock.

        7.    Preemptive Rights.    The holders of Series D Preferred Stock shall not have preemptive rights.

        8.    Call.

          (a)    Call at the Company's Option.    Subject to the other provisions of this Section 8, upon the completion of a Qualified Public Offering, the Company shall have the right to purchase any or all outstanding shares of Series D Preferred Stock (the "Call"). Any purchase of the Series D Preferred Stock pursuant to this Section 8(a) shall be at a price per share of Series D Preferred Stock equal to the Liquidation Value plus all accrued but unpaid dividends thereon through the date of the exercise of the Call (the "Call Price").

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          (b)    Procedures for Call at the Company's Option.    The Company's right to Call the Series D Preferred Stock pursuant to Section 8(a) hereof shall be conditioned upon the Company giving notice (the "Call Notice"), by first class mail, postage prepaid, of the exercise of the Call to the holders of the Series D Preferred Stock not less than twenty five (25) days prior to the date of the exercise of the Call (the "Call Date"). Each Call Notice shall state: (i) the Call Date; (ii) the number of shares covered by the Call, (iii) the Call Price; (iv) the place or places where certificates for such shares are to be surrendered for payment of the Call Price; (v) that payment will be made upon presentation and surrender of such Series D Preferred Stock; (vi) the then-current Conversion Price and the date on which the right to convert such shares of Series D Preferred Stock will expire; (vii) that dividends on the shares to be purchased shall cease to accrue following such Call Date; (viii) that such Call is mandatory; and (ix) that dividends, if any, accrued to and including the Call Date will be paid as specified in such notice. Notice having been mailed as aforesaid, from and after the Call Date, unless the Company shall in default in the payment of Call Price (including any accrued and unpaid dividends to (and including) the Call Date), (A) dividends on the shares of the Series D Preferred Stock shall cease to accrue, (B) such shares shall be deemed no longer outstanding and (C) all rights of the holders thereof as holders of the Series D Preferred Stock (except the right to receive from the Company any moneys payable upon exercise of the Call without interest thereon) shall cease.

        Upon surrender in accordance with the Call Notice of the certificates for any such shares so purchased (properly endorsed or assigned for transfer, if the Board of Directors shall so require and the Call Notice shall so state), such shares shall be purchased by the Company at the applicable Call Price.

        Notwithstanding the foregoing, if the Call Notice has been given pursuant to this Section 8 and any holder of shares of Series D Preferred Stock shall, prior to the close of business on the twentieth (20th) day after receipt of such Call Notice, give written notice to the Company Pursuant to Section 5(b) hereof of the conversion of any or all of the shares to be purchased held by such holder (accompanied by a certificate or certificates for such shares, duly endorsed or assigned to the Company), then (i) the conversion of such shares to be purchased shall become effective as provided in Section 5 hereof and (ii) the Company's right to Call such shares to be purchased shall terminate.

        9.    Definitions.    As used herein, the following terms shall have the respective meanings set forth below:

          "Business Day" means any day that is not a Saturday, a Sunday or any day on which banks in the State of New York are authorized or obligated to close.

          "Call" shall have the meaning set forth in Section 8(a).

          "Call Date" shall have the meaning set forth in Section 8(b).

          "Call Notice" shall have the meaning set forth in Section 8(b).

          "Call Price" shall have the meaning set forth in Section 8(a).

          "Capital Stock" means any class of capital stock of the Company authorized by its certificate of incorporation.

          "Certificate of Designation" shall mean this Amended and Restated Certificate of Designation and Determination of Preferences of the Series D Convertible Preferred Stock.

          "Common Stock" means the Company's Common Stock, par value $.001 per share, and shall also include any common stock of the Company hereafter authorized and any Capital Stock of the Company of any other class hereafter authorized which is not preferred as to dividends or assets over any other class of Capital Stock of the Company.

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          "Company" shall mean Displaytech, Inc., a Colorado Corporation, its successors and assigns.

          "Conversion Price" means the Conversion Price per share of Common Stock into which the Series D Preferred Stock is convertible, as such Conversion Price may be adjusted pursuant to Section 5 hereof. The initial Conversion Price will be $5.50.

          "Convertible Securities" means evidences of indebtedness, shares of preferred stock, options, warrants or other securities of the Company which are convertible into or exchangeable for, with or without payment of additional consideration in cash or property, Capital Stock, either immediately or upon the occurrence of a specified date or a specified event, not including the Series D Preferred Stock.

          "Hewlett-Packard" means Hewlett-Packard Company, a Delaware Corporation.

          "HP Convertible Note" means the Amended and Restated Convertible Note of the Company in favor of Hewlett-Packard, dated as of the effective date of this Certificate of Designation, in the original principal amount of $10,000,000.00.

          "Issue Date" means, as to any share of Series D Preferred Stock, the date of original issuance thereof by the Company.

          "Junior Securities" mean the Common Stock and the Series B Preferred Stock.

          "Liquidation Value" shall have the meaning set forth in Section 3(a).

          "Person or "person" means an individual, partnership, corporation, trust, unincorporated organization, joint venture, government or agency, political subdivision thereof, or any other entity of any kind.

          "Qualified Public Offering" means a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended (and the rules, regulations and interpretations thereunder), covering the offer and sale of shares of Common Stock in which (i) proceeds to the Company, net of underwriting discounts, commissions and other expenses, are at least $35,000,000, and (ii) the price per share of Common Stock sold in such offering reflects a pre-money valuation of the Company at the time of the consummation of such sale of at least $250 million.

          "Series B Preferred Stock" means the Company's Series B Convertible Preferred Stock, par value $.001 per share.

          "Series D Liquidation Preference" shall have the meaning set forth in Section 3(a).

          "Series D Preferred Stock" shall have the meaning set forth in Section 1.

          "Series E-D Preferred Stock" means the Company's Series E-D Convertible Preferred Stock, par value $.001 per share.

          "Stock Restriction Agreements" mean the currently existing stock restriction agreements between the Company and the holders of the Company's Capital Stock named therein, such agreements relating to an aggregate of not more than 500,000 shares of the Company's Capital Stock.

        10.    Notices.    Except as may otherwise be provided for herein, all notices referred to herein shall be in writing, and all notices hereunder shall be deemed to have been given (i) upon receipt, in the case of a notice of conversion given to the Company as contemplated in Section 5(b) hereof, or (ii) in all other cases, upon the earlier of (x) receipt of such notice, (y) three Business Days after the mailing of such notice if sent by registered mail (unless first-class mail shall be specifically permitted for such notice under the terms hereof) or (z) the Business Day following sending such notice by overnight

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courier, in any case with postage or delivery charges prepaid, addressed: if to the Company, to its offices at 2602 Clover Basin Drive, Longmont, CO 80503-7603 Attention: President, or to an agent of the Company designated as permitted by the certificate of incorporation, or, if to any holder of the Series D Preferred Stock, to such holder at the address of such holder of the Series D Preferred Stock as listed in the stock record books of the Company, or to such other address as the Company or holder, as the case may be, shall have designated by notice similarly given.

* * * * * *

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EXHIBIT A

To: Displaytech, Inc.

        The undersigned holder of this Amended and Restated Convertible Note ("Note") hereby irrevocably exercises the option to convert this Convertible Note, or the portion below designated, into Preferred Stock (as defined in the Note) of Displaytech, Inc. (the "Company") as permitted by the Articles of Incorporation of the Company, in accordance with the terms of this Note, and directs that the shares issuable and deliverable upon conversion, together with any check in payment for fractional shares, be issued in the name of and delivered to the undersigned, unless a different name has been indicated by assignment below. If shares are to be issued in the name of a person other than the undersigned, the undersigned shall pay all transfer taxes payable with respect thereto.

Date:
in whole	in part
Portion of principal amount of the Note to be converted:
$ Signature (for conversion only)

Please print or typewrite Name and Address, including Zip Code, and Social Security or Other Identifying Number.

EXHIBIT 3

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        4.1. Corporate Existence, Power and Authority.

          (a)   The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. The Company is duly qualified, licensed and authorized to do business and is in good standing in each jurisdiction in which it owns or leases any property or in which the conduct of its business requires it to so qualify or be so licensed, except for such jurisdictions where the failure to so qualify or be so licensed would not have a material adverse effect on the Company's assets, properties, liabilities, business, affairs, results of operations, condition (financial or otherwise) or prospects.

          (b)   No proceeding has been commenced looking toward the dissolution or merger of the Company or the amendment of its certificate of incorporation, other than the Certificates of Designation. The Company is not in violation in any respect of its certificate of incorporation or its by-laws.

          (c)   The Company has all requisite power, authority (corporate and other) and legal right to own or to hold under lease and to operate the properties it owns or holds and to conduct its business as now being conducted.

          (d)   The Company has all requisite power, authority (corporate and other) and legal right to execute, deliver, enter into, and consummate the transactions contemplated by and perform its obligations under (i) this Agreement, (ii) the Note, including, without limitation, the issuance by the Company of the shares of the Company's Preferred Stock issuable upon conversion of the Note (the "Shares") and the issuance by the Company of the shares of the Company's Common Stock issuable upon conversion of the Shares (the "Conversion Shares"), as contemplated herein and in the Note and the Designation of Rights, (iii) Amendment No. 2 to Shareholders' Rights Agreement, and (iv) that certain Visitation and Notification Agreement executed by the Company and Purchaser concurrently herewith (the "Visitation Agreement"). The execution, delivery and performance of this Agreement, Amendment No. 2 to Shareholders' Rights Agreement, the Note, and the Visitation Agreement (collectively, the "Restructure Documents") by the Company (including, without limitation, the issuance by the Company of the Shares and the Conversion Shares as contemplated herein and therein and in the Designation of Rights) have been duly authorized by all required corporate and other actions. The Company has duly executed and delivered this Agreement and each of the other Restructure Documents. This Agreement and each of the other Restructure Documents constitute the legal, valid and binding obligations of the Company enforceable in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to the rights of creditors generally or under general principles of equity.

        4.2. Capital Stock.

          (a)   Schedule 4.2 (a) hereto correctly and completely lists (i) the authorized Capital Stock of the Company (Common Stock and Preferred Stock), (ii) the number of designated shares of Preferred Stock in each Series or Class after giving effect to the Certificates of Designation, and (iii) after giving effect to the issuance of shares of the Company's Series E-1 Senior Preferred Stock on the Closing Date as contemplated by the Series E SPA and the exchange by all eligible holders of shares of the Company's Series B and Series D Convertible Preferred Stock for shares of the Company's Series E-B and E-D Convertible Preferred Stock, the number of shares outstanding in each Series or Class. There have been no material issuances of shares since February     , 2003. All of such outstanding shares are, or on the Closing Date will be, duly authorized, validly issued and outstanding, fully paid and non-assessable. Except as provided in the Certificates of Designation or in Schedule 4.2(a), none of the shares of the Company's Capital Stock which will be outstanding at the Closing (i) were or will be subject to preemptive rights when issued or (ii) provide the holders thereof with any preemptive rights with respect to any issuances of Capital Stock.

          (b)   Schedule 4.2(b) hereto correctly and completely lists the number and purpose for which shares of the Company's Common Stock are reserved for issuance by the Company.

          (c)   Except as referred to in Section 4.2(b), there are no outstanding options, warrants, subscriptions, rights, convertible securities or other agreements or plans under which the Company may become obligated to issue, sell or transfer shares of its Capital Stock or other securities.

          (d)   Except as referred to in Section 4.2(b), and for the registration rights contained in the Shareholders' Rights Agreement, there are and will be no outstanding registration rights with respect to any Capital Stock of the Company, including, without limitation, any Capital Stock referred to in Section 4.2(b) or 4.2(c), which (in either case) will be outstanding on the Closing Date.

          (e)   Except as set forth in Schedule 4.2(e), there are no voting agreements, voting trusts, proxies or other agreements or understandings with respect to the voting of any Capital Stock of the Company of which the Company is a party, except as provided herein, in that Series E Shareholders' Rights Agreement of even date herewith among the holders of shares of the Company's Series E-1 Senior Preferred Stock, and in the Certificates of Designation.

          (f)    Except as set forth in Schedule 4.2(f), there are no anti-dilution protections or other adjustment provisions in existence with respect to any Capital Stock of the Company, including any Capital Stock referred to in Section 4.2(b) or 4.2(c).

          (g)   Each Certificate of Designation and the Designation of Rights has been duly adopted by the Company and is fully effective as an amendment to the Company's certificate of incorporation. The Shares will have all of the rights, priorities and terms set forth in the applicable Certificate of Designation.

          (h)   To the best knowledge of the Company, Schedule 4.2(h) hereto correctly and completely lists the names of those persons who beneficially own, directly or indirectly, more than 5% (calculated in accordance with Rule 13d-3 under the Exchange Act) of the Company's outstanding Common Stock.

        4.3. Subsidiaries.

        The Company has two wholly-owned Subsidiaries, Displaytech International, Inc., a Colorado corporation, and Displaytech Asia-Pacific K.K., a Japanese corporation. The Company has no Investments in any other Person.

        4.4. Business.

        The Company is engaged in the business of designing, developing, manufacturing, and marketing Ferroelectric Liquid Crystal (FLC) microdisplays, used to provide superior image quality in electronic devices such as digital still camera and camcorder viewfinders

        4.5. No Defaults or Conflicts.

          (a)   Except as provided in Schedule 4.5(a), the Company is not in violation or default in any material respect (and is not in default in any respect regarding any Indebtedness) under any indenture, agreement or instrument to which it is a party or by which it or its properties may be bound. The Company is not in default in any material respect under any material order, writ, injunction, judgment or decree of any court or other governmental authority or arbitrator(s).

          (b)   The execution, delivery and performance by the Company of this Agreement and the other Restructure Documents, and any of the transactions contemplated hereby or thereby

  (including, without limitation, the issuance of the Shares and the Conversion Shares as contemplated herein and therein and in the Designation of Rights) do not and will not (i) violate or conflict with, with or without the giving of notice or the passage of time or both, any provision of (A) the certificate of incorporation or by-laws of the Company, (B) any law, rule, regulation or order of any federal, state, county, municipal or other Governmental Authority, (C) any judgment, writ, injunction, decree, award or other action of any court or Governmental Authority or arbitrator(s), or (D) any agreement, indenture or other instrument applicable to the Company or any of its respective properties, (ii) result in the creation of any Lien upon any of the Company's properties, assets or revenues, except as provided in the Certificates of Designation, (iii) require the consent, waiver, approval, order or authorization of, or declaration, registration, qualification or filing with, any Person (whether or not a Governmental Authority and including, without limitation, any shareholder approval) (other than any necessary approvals which have been obtained prior to the date hereof), or (iv) except as provided in Schedule 4.5(b), cause antidilution clauses of any outstanding securities to become operative or give rise to any preemptive rights. No provision of any item referred to in the preceding clause (i) materially adversely affects the assets, properties, liabilities, business, affairs, results of operations, condition (financial or otherwise) or prospects of the Company on a consolidated basis or the ability of the Company to perform its obligations under this Agreement, any of the other Restructure Documents, the Designation of Rights, or any of the transactions contemplated hereby or thereby.

        4.6. Disclosure Materials; Other Information.

          (a)   The Company has previously furnished to the Purchasers or their counsel the materials described on Schedule 4.6(a) hereto (the "Disclosure Material"). The audited and unaudited financial statements referred to or contained in the materials referred to on Schedule 4.6(a) fairly present the consolidated financial condition of the Company as of the respective dates thereof and the consolidated results of the operations of the Company for such periods and have been prepared in accordance with generally accepted accounting principles consistently applied, except that any such unaudited statements may omit notes and may be subject to normal recurring adjustments and year-end adjustments.

          (b)   Since September 30, 2002, (i) the business of the Company has been conducted in the ordinary course and (ii) there has been no material adverse change in the assets, properties, liabilities, business, affairs, results of operations, condition (financial or otherwise) or prospects of the Company on a consolidated basis. As of the Closing Date and as of the date hereof, there are no material liabilities of the Company which would be required to be provided for in a consolidated balance sheet of the Company as of any such date prepared in accordance with generally accepted accounting principles consistently applied, other than liabilities provided for in the financial statements referred to in Section 4.6(a). Since September 30, 2002, no amount or property has directly or indirectly been declared, ordered, paid, made or set aside for any Restricted Payment nor has any such action been agreed to.

          (c)   There are no material liabilities, contingent or otherwise, of the Company that have not been disclosed in the financial statements referred to in Section 4.6(a) or otherwise disclosed in the schedules hereto.

          (d)   The financial projections included in the Disclosure Material conform with the internal operating forecasts of the Company and were based on reasonable assumptions when made and have been prepared in good faith.

          (e)   There is no fact known to the Company which is not in the disclosure schedules hereto and which materially and adversely affects, or in the future would be reasonably likely (as far as the Company currently can reasonably foresee) to materially and adversely affect, the assets, properties, liabilities, business, affairs, results of operations, condition (financial or otherwise) or prospects of the Company on a consolidated basis.

        4.7. Litigation.

        There is no action, suit, proceeding, investigation or claim pending or, to the knowledge of the Company, threatened in law, equity or otherwise before any court, administrative agency or arbitrator which (i) questions the validity of this Agreement, any of the other Restructure Documents, the Certificates of Designation, the Shares or the Conversion Shares, or any action taken or to be taken pursuant hereto or thereto, (ii) might adversely affect the right, title or interest of any Purchaser to the Note or (iii) might result in a material adverse change in the assets, properties, liabilities, business, affairs, results of operations, condition (financial or otherwise) or prospects of the Company on a consolidated basis.

        4.8. Taxes.

        The Company has duly and timely filed all material Tax Returns required to be filed by it, and each such Tax Return correctly and completely reflects, in all material respects, the Tax liability and all other information required to be reported thereon. The Company has paid or caused to be paid all material Taxes (whether or not reflected on such Tax Returns) that are due and payable. The provision for Taxes due by the Company in the most recent financial statement included in the Disclosure Material is sufficient for all material unpaid Taxes, being current Taxes not yet due and payable, of the Company, as of the end of the period covered by such financial statement, and as of the Closing Date, such provision, as adjusted for the passage of time through the Closing Date, will be sufficient for the then-accrued and unpaid Taxes not yet due and payable of the Company. No Tax Returns of the Company have ever been audited by any Taxing Authority, there is no dispute concerning any Tax liability of the Company either threatened, claimed or raised by any Taxing Authority, and the Company does not expect any Taxing Authority to assess additional Taxes against or in respect of it for any past period. The Company has withheld and paid, or, if not yet due for payment, set aside in accounts for such purposes, all Taxes required to have been withheld in connection with amounts paid or owing to any employee, creditor, independent contractor or other third party. Other than stamp taxes, the Company has no liability for Taxes of any Person other than the Company (i) as a transferee or successor, (ii) by contract, or (iii) otherwise.

        4.9. ERISA.

          (a)   All Benefit Plans are listed in Schedule 4.9(a), and copies of all documentation relating to such Benefit Plans have been delivered to or made available for review by the Purchasers (including copies of written Benefit Plans, written descriptions of oral Benefit Plans, summary plan descriptions, trust agreements, the three most recent annual returns, employee communications, and IRS determination letters).

          (b)   Each Benefit Plan has at all times been maintained and administered in all material respects in accordance with its terms and with the requirements of all applicable law, including ERISA and the Code, and each Benefit Plan intended to qualify under Section 401(a) of the Code has at all times since its adoption been so qualified, and each trust which forms a part of any such plan has at all times since its adoption been tax-exempt under Section 501(a) of the Code.

          (c)   No Benefit Plan has incurred any "accumulated funding deficiency" within the meaning of Section 302 of ERISA or Section 412 of the Code, and the "amount of unfunded benefit liabilities" within the meaning of Section 4001(a)(18) of ERISA does not exceed zero with respect to any Benefit Plan subject to Title IV of ERISA.

          (d)   No "reportable event" (within the meaning of Section 4043 of ERISA) has occurred with respect to any Benefit Plan or any Plan maintained by an ERISA Affiliate since the effective date of said Section 4043 for which notice is not waived under the regulations issued pursuant to said Section 4043.

          (e)   No Benefit Plan is a multiemployer plan within the meaning of Section 3(37) of ERISA.

          (f)    No direct, contingent or secondary liability has been incurred or is expected to be incurred by the Company under Title IV of ERISA to any party with respect to any Benefit Plan, or with respect to any other Plan presently or heretofore maintained or contributed to by any ERISA Affiliate.

          (g)   Neither the Company nor any ERISA Affiliate has incurred any liability for any tax imposed under Section 4971 through 4980B of the Code or civil liability under Section 502(i) or (l) of ERISA.

          (h)   No benefit under any Benefit Plan, including, without limitation, any severance or parachute payment plan or agreement, will be established or become accelerated, vested or payable by reason of any transaction contemplated under this Agreement.

          (i)    No Benefit Plan provides health or death benefit coverage beyond the termination of an employee's employment, except as required by Part 6 of Subtitle B of Title I of ERISA or Section 4980B of the Code or any State laws requiring continuation of benefits coverage following termination of employment.

          (j)    No suit, action or other litigation (excluding claims for benefits incurred in the ordinary course of plan activities and any other claim which could not reasonably be expected to result in a material liability or expense to the Company) has been brought or, to the knowledge of the Company, threatened against or with respect to any Benefit Plan and there are no facts or circumstances known to the Company that could reasonably be expected to give rise to any such suit, action or other litigation.

          (k)   All contributions to Benefit Plans that were required to be made under such Benefit Plans have been made, and all benefits accrued under any unfunded Benefit Plan have been paid, accrued or otherwise adequately reserved in accordance with generally accepted accounting principles, all of which accruals under unfunded Benefit Plans are as disclosed in Schedule 4.9(k), and the Company has performed all material obligations required to be performed under all Benefit Plans.

          (l)    The execution, delivery and performance of this Agreement and the other Restructure Documents, and the consummation of the transactions contemplated hereby and thereby (including, without limitation, the offer, issue and sale by the Company, and the purchase by any Purchaser of the Note) will not involve any "prohibited transaction" within the meaning of ERISA or the Code with respect to any Benefit Plan.

        4.10. Legal Compliance.

          (a)   The Company has complied with all applicable laws, rules, regulations, orders, licenses, judgments, writs, injunctions, decrees or demands, except to the extent that failure to so comply would not materially adversely affect the assets, properties, liabilities, business affairs, results of operations, condition (financial or otherwise) or prospects of the Company on a consolidated basis.

          (b)   There are no adverse orders, judgments, writs, injunctions, decrees, or demands of any court or administrative body, domestic or foreign, or of any governmental agency or instrumentality, domestic or foreign, outstanding against the Company.

        4.11. Outstanding Securities.

        Schedule 4.11 hereto correctly and completely lists the outstanding securities (as defined in the Securities Act) of the Company. All securities of the Company have been offered, issued, sold and delivered in compliance with, or pursuant to exemptions from, all applicable federal and state laws, and the rules and regulations of federal and state regulatory bodies governing the offering, issuance, sale and delivery of securities.

        4.12. Intellectual Property and Other Rights.

          (a) (i) Except as set forth on Schedule 4.12(a), the Company owns, or has the right to use, all United States and foreign patents, trademarks, service marks, trade names, computer software and programs, technology, know-how and processes, and registered copyrights, and any applications for any of the foregoing of any kind which is used in its business (collectively, the "Intellectual Property"). Schedule 4.12(a) hereto contains a true, correct and complete list of all registered trademarks and service marks, all reserved trade names, all registered copyrights and all filed patent applications and issued patents that are material to the Company's business or are otherwise necessary for the conduct of its business as heretofore conducted and as currently proposed to be conducted and all licenses, permits, consents, approvals or agreements that in any way affect the rights of the Company to any of its Intellectual Property or any trade secret material (the "Intellectual Property Licenses").

            (ii)   Subject to the limitations set forth in the Intellectual Property Licenses, except as otherwise set forth in any exceptions listed under Schedule 4.12(a), the Company has all right, title and interest in all of the Intellectual Property, free and clear of all Liens. The Company owns or has the exclusive or non-exclusive right to use all Intellectual Property or trade secrets necessary to conduct its business as now being conducted. The Company owns or possesses sufficient licenses, permits, consents, approvals or other rights to use all Intellectual Property covered by its patents or patent applications necessary to conduct its business as now being conducted and as currently proposed to be conducted.

            (iii)  The Company has at all times maintained reasonable procedures to protect and has enforced all of its Intellectual Property and trade secrets.

            (iv)  The consummation of the transactions contemplated hereby will not alter, adversely affect or impair the rights of the Company to any of the Intellectual Property, any trade secret material to it, or under any of the Intellectual Property Licenses.

          (b) (i) No claim with respect to the Intellectual Property, any trade secret material to the Company, or any Intellectual Property License which would adversely affect the ability of the Company to conduct its business as presently conducted is currently pending or, to the best knowledge of the Company, has been asserted, or overtly threatened by any Person, nor does the Company know of any grounds for any claim against the Company, (A) to the effect that any material operation or activity of the Company presently occurring, including, inter alia, the manufacture, use or sale of any product, device, instrument, or other material made or used according to the patents or patent applications included in the Intellectual Property or Intellectual Property Licenses, infringes or misappropriates any valid United States or foreign copyright, patent, trademark, service mark or trade secret; (B) to the effect that any other Person infringes on the Intellectual Property or misappropriates any trade secret or know-how or other proprietary rights material to the Company; (C) challenging the ownership, validity or effectiveness of any of the Intellectual Property or trade secret material of the Company; or (D) challenging the license of the Company or other legally enforceable right under, any Intellectual Property or the Intellectual Property Licenses.

            (ii)   The Company is not aware of any presently existing valid United States or foreign patents or any patent applications which if issued as patents would be infringed by any activity contemplated by the Company.

          (c)   The United States and foreign patents and patent applications owned by the Company listed in Schedule 4.12(a) hereto (the "Patents and Applications") as part of the Intellectual Property have been properly filed on behalf of the Company as named therein, are being diligently pursued by the Company and, to the Company's best knowledge, have been properly prepared. To the Company's best knowledge, there are no defects in any of the Patents and Applications that would cause any of them to be held invalid or unenforceable. All relevant prior art of which the Company is aware has been filed in the relevant patent office, to the extent required by law.

        4.13. Key Employees.

        The Company has good relationships with its employees and has not had and does not expect any substantial labor problems. The Company has no knowledge as to any intentions of any key employee or any group of employees to leave the employ of the Company. The employees of the Company are not and have never been represented by any labor union, and no collective bargaining agreement is binding and in force against the Company or currently being negotiated by the Company.

        4.14. Properties.

        The Company does not and has never owned any real property. Other than the Permitted Liens, the Company has good and marketable title to each of its other properties other than leased properties, all of which are disclosed on Schedule 4.14 hereto. Certain real property used by the Company in the conduct of its business is held under lease (as identified on Schedule 4.14 hereto), and the Company is not aware of any pending or threatened claim or action by any lessor of any such property to terminate any such lease. All such leases are valid and in full force and effect, and none of such leases is in default. None of the properties owned or leased by the Company is subject to any Liens which could materially and adversely affect the assets, properties, liabilities, business, affairs, results of operations, condition (financial or otherwise) or prospects of the Company on a consolidated basis.

        4.15. Suppliers and Customers.

          (a)   The Company has adequate sources of supply for its business as currently conducted and as proposed to be conducted. The Company has good relationships with all of its material sources of supply of goods and services and does not anticipate any material problem with any such material sources of supply.

          (b)   Except as set forth on Schedule 4.15(b), the Company has no knowledge that the customer base of the Company might materially decrease.

        4.16. Environmental Compliance.

          (a)   Except as set forth on Schedule 4.16(a), there is no Hazardous Material on, about, under or in, any property, real or personal, in which the Company has or has formerly had any interest in an amount or concentration which could constitute a violation that would result in a liability in excess of $75,000 or otherwise result in a liability in excess of $75,000 to the Company under any applicable Environmental Law.

          (b)   There is no (and has not been any) off-site use, handling, storage or disposal or, except as set forth on Schedule 4.16(b), on-site use, handling, storage or disposal of Hazardous Material at or from any locations currently or formerly owned, leased, operated or occupied by the Company as a result of which use, handling, storage or disposal the Company could incur a material liability or obligation under any applicable Environmental Law.

          (c)   Except as set forth on Schedule 4.16(a), the Company has not received any verbal or written notice, citation, subpoena, summons, complaint or other correspondence or communication from any person with respect to the presence of any non-indigenous Hazardous Material upon, into, beneath, or emanating from or affecting any of the real property (including improvements) currently or formerly owned or occupied by the Company that could result in a liability to the Company in excess of $75,000 under any applicable Environmental Law.

          (d)   Except as set forth on Schedule 4.16(a), there has been no intentional or unintentional, gradual or sudden, release, disposal or discharge by the Company or, to the Company's knowledge, by others, upon, into or beneath the real property (including improvements) currently or formerly owned or occupied by the Company that has caused or is causing soil or groundwater contamination which, under applicable Environmental Laws could require investigation or remediation or could otherwise create a material liability or obligation on the part of the Company under any applicable Environmental Law.

          (e)   The Company is in material compliance with all applicable Environmental Laws, has received all required Environmental Permits and is in material compliance with the terms and conditions of all Environmental Permits.

          (f)    To the best knowledge of the Company, after reasonable inquiry, there are no Liens arising under or pursuant to any Environmental Law ("Environmental Liens") relating to any real property (including improvements thereon) currently owned by the Company.

          (g)   There are no (i) underground storage tanks, (ii) polychlorinated biphenyl containing equipment or (iii) asbestos-containing materials at any site currently owned, operated or leased by the Company, except in compliance with all applicable Environmental Laws.

        4.17. No Burdensome Agreements

        To the best of the knowledge and belief of the Company, the Company is not a party to any contract or agreement with any Affiliate of the Company, the terms of which are less favorable to the Company than those which might have been obtained, at the time such contract or agreement was entered into, from a person who was not such an Affiliate.

        4.18. Offering of Shares.

        Except as set forth on Schedule 4.18, none of the Company, any agent or any other person acting on its behalf, directly or indirectly, (i) offered any of the Shares or any similar security of the Company (A) by any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) or (B) for sale to or solicited offers to buy any thereof from, or otherwise approached or negotiated with respect thereto with, any person other than (x) the Purchasers and (y) other investors, each of which the Company reasonably believed at the time of such sale, solicitation, approach or negotiation was an "accredited investor" within the meaning of Regulation D under the Securities Act or (ii) has done or caused to be done (or has omitted to do or to cause to be done) any act which act (or which omission) would result in bringing the issuance or sale of the Shares within the provisions of Section 5 of the Securities Act or the filing, notification or reporting provisions of any state securities laws.

        4.19. Indebtedness.

        Schedule 4.19 hereto sets forth (i) the amount of all Indebtedness of the Company outstanding as of January 31, 2003 (and there is no additional material amount of Indebtedness of the Company outstanding other than as set forth on such Schedule 4.19), (ii) any Lien with respect to such Indebtedness and (iii) a description of each instrument or agreement governing such Indebtedness. The Company has made available to the Purchasers a complete and correct copy of each such instrument or agreement (including all amendments, supplements or modifications thereto). No material default exists with respect to or under any such Indebtedness or any instrument or agreement relating thereto and no event or circumstance exists with respect thereto that (with notice or the lapse of time or both) could give rise to such a default.

        4.20. Use of Proceeds.

        The Company will use the net proceeds realized from the sale of the Shares to fund future development opportunities, for working capital purposes and for such other purposes as necessary or advisable in the sole judgment of the Company's Board of Directors. No portion of such proceeds will be used for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying, within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, as amended from time to time, any "margin stock" as defined in said Regulation U, or any "margin stock" as defined in Regulation G of the Board of Governors of the Federal Reserve System, as amended from time to time, or for the purpose of purchasing, carrying or trading in securities within the meaning of Regulation T of the Board of Governors of the Federal Reserve System, as amended from time to time, or for the purpose of reducing or retiring any indebtedness which both (i) was originally incurred to purchase any such margin stock or other securities and (ii) was directly or indirectly secured by such margin stock or other securities. None of the assets of the Company includes any such "margin stock." The Company has no present intention of acquiring any such "margin stock."

        4.21. Other Names.

        The businesses previously or presently conducted by the Company have not been conducted under any corporate, trade or fictitious name other than "Displaytech, Inc."

        4.22. Brokers.

        No broker, finder or investment banker or other party is entitled to any brokerage, finder's or other similar fee or commission in connection with this Agreement, any of the other Restructure Documents, the Designation of Rights, or any of the transactions contemplated hereby or thereby. Any such fees and commissions shall be the sole responsibility of the Company and in no circumstance shall the Purchaser have any liability therefor.

        4.23. Insurance.

          (a)   Schedule 4.23(a) contains a list and description of all insurance policies maintained by or on behalf of the Company on its assets, operations, properties and personnel. Such insurance is of the kind, covering such risks and in such amounts and with such deductibles and exclusions, as are consistent with those maintained by businesses similarly situated to the Company and are, in the opinion of the Company, reasonable for the business, assets and properties of the Company. All such policies are in full force and effect.

          (b)   The Company has not received any notice of cancellation or termination with respect to any material insurance policy thereof and there are no pending disputes or controversies between the Company, on the one hand, and the carrier of any such insurance policy, on the other.

SCHEDULE OF EXCEPTIONS

        The following is a list of schedules and exceptions to the representations and warranties made by Displaytech, Inc. (the "Company") in that certain Second Amendment to Note Purchase Agreement (the "Agreement") dated February     , 2003 between the Company and Hewlett-Packard Company.

Schedule 4.2(a)—(i)

  Authorized capital stock of the Company:

Common Stock	25,000,000
Preferred Stock	5,000,000

Schedule 4.2(a)—(ii)

  Number of designated shares in each Series or Class:

Series B Convertible Preferred Stock	750,000
Series D Convertible Preferred Stock	510,000
Series E-B Convertible Preferred Stock	500,000
Series E-D Convertible Preferred Stock	510,000
Series E-1 Senior Preferred Stock	600,000
Series E-2 Senior Preferred Stock	400,000

Schedule 4.2(a)—(iii)

  Number of shares outstanding in each Series or Class after issuance of shares on Closing

Date:
Common Stock	242
Series B Convertible Preferred Stock	260,051
Series D Convertible Preferred Stock	154,856
Series E-1 Senior Preferred Stock	40,096
Series E-2 Senior Preferred Stock	0
Series E-B Convertible Preferred Stock	225,638
Series E-D Convertible Preferred Stock	175,785

Schedule 4.2(a)—(1)

  Shares of capital stock outstanding at Closing which were subject to preemptive rights when issued:

  Except for a small number of shares of Series B Convertible Preferred Stock obtained by individuals in the "reverse conversion" of Common Stock into the Series B, all outstanding shares of Series B and Series D Preferred Convertible Stock were subject to preemptive rights when issued, but, after giving effect to the Certificates of Designation, no longer are.

Schedule 4.2(a)—(2)

  Shares of capital stock outstanding at Closing which provide the holders thereof preemptive rights:

  None

Schedule 4.2(b)

  Number and purpose for which shares of the Company's Common Stock are reserved:

Shares Reserved	Purpose
740,000	Issuance of Options under the 1988 Incentive Stock Option Plan
2,699,022	Issuance of Options under the 1998 Stock Incentive Plan
309,765	Warrants Outstanding
3,657,539	Conversion of the Series B Convertible Preferred Stock
5,251,019	Conversion of the Series D Convertible Preferred Stock
3,173,530	Conversion of the Series E-B Convertible Preferred Stock
3,196,091	Conversion of the Series E-D Convertible Preferred Stock

Exception §4.2(c)

  Agreements for options for which stock has not been reserved:

  Consultants to the Company have been granted options to purchase a total of 26,374 common shares that have not been issued under an existing Plan and which have not been reserved by the Company.

Exception §4.2(d)

  Potential registration rights to be granted include

Shareholder	Shares Owned	Explanation
University Research Corporation, assigned to University of Colorado Foundation, Inc., assigned to University Technology Corporation (current owner)	10 Series B Convertible Preferred shares	Subject to Stock Purchase Agreement dated May 1, 1990.

Schedule 4.2(e)

  Other Agreements regarding voting of stock:

  On January 1, 1992 certain employees signed an Employee Stock Purchase and Restriction Agreement that obligated the employees to vote any shares purchased pursuant to stock options granted under the Company's 1988 Incentive Stock Option Plan in favor of any merger or sale of the Company approved by the Company's Board of Directors. These agreements were later amended on March 31, 1995 to require the employees to vote their option shares in favor of the election of Richard Hokin and J. Kermit Birchfield, Jr. to the Company's Board of Directors.

Schedule 4.2(f)

  Anti-dilution protections in effect under various Agreements:

1.
Hewlett-Packard Company—Note Purchase Agreement dated February 12, 1999, as amended by Amendment No. 1, dated February 19, 1999, and the Second Amendment to Note Purchase Agreement, dated February     , 2003, and the Amended and Restated Convertible Note maturing February 19, 2008

2.
Fleming US Discovery Fund III, L.P.; Fleming US Discovery Offshore Fund III, L.P., DB Capital Partners SBIC, L.P., Kingdon Partners, L.P., Kingdon Associates, L.P., M. Kingdon Offshore NV, and InterWest Capital, Inc.,—Stock Purchase Agreement dated July 30, 2001

  Antidilution protection in above two agreements, as well as with respect to Series B Convertible Preferred Stock, Series D Convertible Preferred Stock, Series E-B Convertible Preferred Stock and Series E-D Convertible Preferred Stock, is limited to stock splits, combinations, reclassifications and the like.

Schedule 4.2(h)

  Owners of 5% or more of outstanding Capital Stock:

InterWest Capital, Inc.* Century America L.P.*
JKB-Displaytech LLC* J. Kermit Birchfield, Jr.* Kingdon Associates, LP** Kingdon Partners, LP**
M. Kingdon Offshore, NV** Fleming US Discovery Fund III, L.P.*** Fleming US Discovery Offshore Fund III, LP***
DB Capital Partners SBIC, L.P. Hewlett-Packard Company
*	=	Combined
**	=	Combined
***	=	Combined

Schedule 4.5(a)

  Defaults or Conflicts:

        Displaytech is currently engaged in settlement discussions with a California firm representing a Korean supplier pertaining to a dispute with respect to $316,000 of completed products and materials for a discontinued program for the sale of microdisplays to rear projection TV suppliers. It is Displaytech's belief that the products and materials under dispute do not meet the quality requirements of the purchase orders issued for such materials, and that such sales were cancelable by Displaytech under the terms and conditions of the purchase orders issued for such materials. Displaytech further believes that it will be able to reach a settlement with regard to this matter, and that this settlement will not have a materially adverse impact on the financial condition of Displaytech.

Schedule 4.5(b)

        Triggering of Antidilution or Preemptive Rights by the Execution of the Restructure Documents:

        None

Schedule 4.6(a)

  Disclosure Materials previously provided:

1.
Displaytech, Inc. Financial Statements, December 31, 2001 and 2000 (With Independent

        Auditors' Report Thereon)

2.
Displaytech, Inc. Financial Statements Through Q3 "02 (Unaudited)

Schedule 4.9(a)

  List of Benefit Plans:

Medical insurance, administered by Humana Insurance Co..
Dental insurance provided by MetLife
Vision Service Plan
Life Insurance provided by GE Financial Assurance Co.
Disability Insurance provided by GE Financial Assurance Co.
Displaytech, Inc. Profit Sharing and 401(k) Plan

Schedule 4.9(k)

  Accruals under Unfunded Benefit Plans:

        None

Schedule 4.11

  All outstanding securities of the Company:

        See attached

Schedule 4.12(a)

  List of Intellectual Property:

        See attached

Exception §4.12(a)(iii)

  Statement re suspected infringement:

        Displaytech suspects several companies affiliated with [*****] particularly [*****] are developing products that may infringe the Company's patents and patents licensed from Noel Clark and Sven Lagerwall. However, because the companies are headquartered in [*****] and are not producing commercial quantities of products, Displaytech has not initiated formal infringement action.

        Displaytech is also aware that [*****] has developed a laboratory display panel that is suspected of infringing the patents licensed from Noel Clark and Sven Lagerwall, and possibly, some of Displaytech's patents. The [*****] researchers contacted Noel Clark and inquired about licensing. Professor Clark responded to the [*****] researchers that any discussion about intellectual property would have to include Displaytech. Displaytech has met with the [*****] researchers and notified them of Displaytech's intellecutal property rights in this area.

Exception §4.12(b)(i)

  Statement re grounds for claim against Company of patent infringement

        Displaytech has had discussions with a current supplier of FLC chemical components to obtain a license to a patent of unknown validity and which may cover FLC components that are useful in Displaytech's products. Discussions with the supplier for such license ceased without the issuance of such license. As a result, Displaytech began purchasing FLC chemicals components from an alternative supplier, and has proceeded on the assumption that there is an implied license for the FLC chemical components it buys and uses.

Exception §4.12(b)(ii)

  Statement re third party patent applications

        Displaytech is aware of a third party foreign patent application that may cover a component that had been considered for a projection product. Displaytech already has an issued United States patent and pending foreign patent applications on this same technology. If this patent application continues to be prosecuted through the United States Patent and Trademark Office with the same claims as the foreign patent application, it may provoke an interference proceeding with Displaytech's issued United States patent.

Exception §4.12(c)

  Statement re filing of prior art

        Displaytech is aware that in one of its issued patents a relevant, but, in the Company's opinion, an immaterial prior art document was inadvertently not disclosed to the United States Patent and Trademark Office during the pendency of the patent application. This prior art document has been disclosed in a currently-pending continuation of this original patent application in which relatively broader claims are being sought.

Schedule 4.14

  Leased Property

        The Company leases approximately 30,000 square feet of office and manufacturing space from Pratt Land LLC located at 2602 Clover Basin Drive, Longmont, CO.

Schedule 4.15(b)

  Customer Base

        The Company's current customer base (customers who are actually purchasing display products in volume) consists of the following:

  Nissho Electronics Corporation (for Minolta camera)
  Miyota Co., Ltd. (for Sony camcorder)
  Tekom, Inc. (included in HP camera)

Regarding Nissho and Minolta, the Company has been notified that Minolta will purchase the Company's electronic viewfinder for the current Dimage 7 model year, but not for next year's model.

Schedule 4.16(a)

  Environmental Compliance:

        None

Schedule 4.16(b)

  Storage of Hazardous Materials

        None

Schedule 4.18

  Offering of Shares

        None

Schedule 4.19

        List the amount of all Indebtedness, any Lien with respect thereto, and a description of the agreement therefore:

EQUIPMENT LEASES WITH FOLLOWING LESSORS		MONTHLY RENTAL	LIABILITY @1/31/03
Colonial Pacific		1,569.75	1,569.75
Granite Financial		1,016.69	3,942.13
Transamerica		53,835.52	272,392.46
Conesco		1,922.3	48,462.56
	TOTAL	58,344.26	326,366.90
HP Convertible Note — 9% interest			13,367,500.00
Cadwalader, Wickersham, & Taft Note			150,000.00
Amkor Technologies Agreement			542,352.75
		TOTAL	14,386,219.65

In addition to the Indebtedness listed above, as of January 31, 2003, there were outstanding promissory notes of the Company in favor of Fleming US Discovery Fund III, L.P., Fleming US Discovery Offshore Fund III, L.P. and InterWest Capital, Inc., in an aggregate principal amount of $1,200,000. All amounts owing thereunder shall be converted into shares of Series E-1 Senior Preferred Stock simultaneously with the closing of the transactions contemplated by the Agreement.

Schedule 4.23(a)

  List all the Company's insurance policies:

Commercial general liability insurance provided by The Hartford:

  Personal Property
  Business Income and Extra Expense
  Accounts Receivable
  Original Information Property
  Hired and Non-owned Autos
  General Liability Aggregate
  Products Completed Operations Aggregate
  Personal & Advertising Injury Limit
  Manufacturer's Errors and Omissions Liability
  Crime Coverage, Employee Dishonesty
  Commercial Catastrophe Liability
  Worker's Compensation

Life Insurance/Individual provided by Sun Life of Canada for:

  Haviland Wright and Mark Handschy (Chief Scientist)

Policies provided through AIG American International Companies

  Directors, Officers and Private Company Liability Insurance
  Employee Benefit Plan Fiduciary Liability Insurance

SCHEDULE 4.11

Name	Preferred Series E-2 Stock	Perferred Series E-2 Stock Purchase Price	Preferred Series E-1 Stock	Preferred Series E-1 Stock Purchase Price	Preferred Series E-D Convertible Stock	Preferred Series E-D Pro Forma on an as converted basis of $5.50	Perferred Series E-D Convertible Stock Purchase Price
DB Capital Partners SBIC, L.P.	—	—	—	—	—	—	—
Fleming US Discovery Fund III, L.P.	—	—	17,281	1,728,100	70,589	1,283,436	7,058,900
Fleming US Discovery Offshore Fund III, L.P.	—	—	2,767	276,700	11,340	206,182	1,134,000
Hewlett Packard (Convertible Note)+Interest***	—	—	—	—	—	—	—
Hewlett Packard	—	—	—	—	—	—	—
Kingdon Offshore N.V.	—	—	—	—	—	—	—
Kingdon Partners, L.P.	—	—	—	—	—	—	—
Kingdon Associates, L.P.	—	—	—	—	—	—	—
Interwest Capital, Inc.	—	—	20,048	2,004,800	72,006	1,309,200	7,200,600
Century America LLC	—	—	—	—	10,925	198,636	1,092,500
JKB-Displaytech, LLC	—	—	—	—	10,925	198,636	1,092,500
Birchfield, Kermit J.	—	—	—	—	—	—	—
Birchfield, Guthrie K	—	—	—	—	—	—	—
Thomas Weisel Partners	—	—	—	—	—	—	—
Nissho	—	—	—	—	—	—	—
D.A. Davidson	—	—	—	—	—	—	—
DADCO Incorporated	—	—	—	—	—	—	—
Cadwalader	—	—	—	—	—	—	—
Transamerica	—	—	—	—	—	—	—
Tornga, Sondra	—	—	—	—	—	—	—
Poppe, Leszek	—	—	—	—	—	—	—
Wand, Sherri	—	—	—	—	—	—	—
Handschy, John R A & Pauline	—	—	—	—	—	—	—
Handschy, Mark A & Vernon, Terri H	—	—	—	—	—	—	—
Vernon, Leland H & Twila F	—	—	—	—	—	—	—
Pagano, Laura A	—	—	—	—	—	—	—
Radzihovsky, Leo & Pao, Lucy	—	—	—	—	—	—	—
Perry, James Elwood	—	—	—	—	—	—	—
Wand, Kay	—	—	—	—	—	—	—
Giles, Nancy	—	—	—	—	—	—	—
Arnett, Kenneth E	—	—	—	—	—	—	—
Young, George C & Gail V	—	—	—	—	—	—	—
O'Hara, E. Kieran & Clark, Evelyn	—	—	—	—	—	—	—
University Technology Corporation	—	—	—	—	—	—	—
Sherman, Christopher J	—	—	—	—	—	—	—
Li, Edith W.	—	—	—	—	—	—	—
Skelly, David W	—	—	—	—	—	—	—
Dessau, Daniel & Kathryn	—	—	—	—	—	—	—
Quinn, Norman J. III	—	—	—	—	—	—	—
Hirmes, Helene	—	—	—	—	—	—	—
Masterson, Hugh J	—	—	—	—	—	—	—
Gross, Howard W.	—	—	—	—	—	—	—
Wand, Anne-Michelle	—	—	—	—	—	—	—
Analysis Group Fund I, L.P.	—	—	—	—	—	—	—
Handschy, Mark A	—	—	—	—	—	—	—
Barton, Richard D	—	—	—	—	—	—	—
Spenner, Bruce F	—	—	—	—	—	—	—
Wright, Haviland	—	—	—	—	—	—	—
Lewis, Lloyd M	—	—	—	—	—	—	—
Clough, George E	—	—	—	—	—	—	—
Walba, David M	—	—	—	—	—	—	—
Clark, Noel	—	—	—	—	—	—	—
Walba, David M & Geneson, Cassandra	—	—	—	—	—	—	—
Walba, Jeffrey H.	—	—	—	—	—	—	—
Stuart III, L (Terry)	—	—	—	—	—	—	—
Xue, Jiuzhi	—	—	—	—	—	—	—
Cunningham, Jim D	—	—	—	—	—	—	—
Sissom, Bradley	—	—	—	—	—	—	—
Braun, Tim	—	—	—	—	—	—	—
Chase, Holden	—	—	—	—	—	—	—
Perry, Ann E.	—	—	—	—	—	—	—
Lloyd, Susan M	—	—	—	—	—	—	—
Banas, David	—	—	—	—	—	—	—
Doroski, David	—	—	—	—	—	—	—
Pattee, Alan M	—	—	—	—	—	—	—
Lahr, Heidi	—	—	—	—	—	—	—
Sontag, Patricia E	—	—	—	—	—	—	—
Pilz, Caren	—	—	—	—	—	—	—
McCurry, Ruth F	—	—	—	—	—	—	—
Cunningham, Jill D.	—	—	—	—	—	—	—
Ellis, Beth L	—	—	—	—	—	—	—
Malzbender, Rainer M	—	—	—	—	—	—	—
Mochizuki, Akihiro	—	—	—	—	—	—	—
Crouch, Robert G.	—	—	—	—	—	—	—
Clayton, Gail M	—	—	—	—	—	—	—
Evans, Nellie P.	—	—	—	—	—	—	—
McGraw, Stuart	—	—	—	—	—	—	—
Drabik, Tim	—	—	—	—	—	—	—
Her, Jin	—	—	—	—	—	—	—
Miller, Richard O	—	—	—	—	—	—	—
Jablonski, Dain A.	—	—	—	—	—	—	—
Papp, Richard	—	—	—	—	—	—	—
Hartman, Gregory N	—	—	—	—	—	—	—
Abbott, Thomas D	—	—	—	—	—	—	—
Nessler, Ray	—	—	—	—	—	—	—
Perlmutter, Stephen	—	—	—	—	—	—	—
Frisk, Jeffrey	—	—	—	—	—	—	—
Winkleman, Steven L	—	—	—	—	—	—	—

Name	Preferred Series E-B Convertible Stock	Preferred Series E-B Pro Forma on an as converted basis of $7.11	Preferred Series E-B Convertible Stock Purchase Price	Preferred Series D Convertible Stock	Preferred Series D Pro Forma on an as converted basis of current market $5.50	Perferred Series D Convertible Stock Purchase Price Price
DB Capital Partners SBIC, L.P.	—	—	—	71,928	1,307,782	7,192,800
Fleming US Discovery Fund III, L.P.	86,182	1,212,124	8,618,200	—	—	—
Fleming US Discovery Offshore Fund III, L.P.	13,818	194,346	1,381,800	—	—	—
Hewlett Packard (Convertible Note)+Interest***	—	—	—	—	—	—
Hewlett Packard	—	—	—	—	—	—
Kingdon Offshore N.V.	—	—	—	53,946	980,836	5,394,600
Kingdon Partners, L.P.	—	—	—	5,754	104,618	575,400
Kingdon Associates, L.P.	—	—	—	12,228	222,327	1,222,800
Interwest Capital, Inc.	41,017	576,891	4,101,692	—	—	—
Century America LLC	42,175	593,179	4,217,500	—	—	—
JKB-Displaytech, LLC	20,330	285,935	2,033,000	—	—	—
Birchfield, Kermit J.	10,603	149,128	1,060,300	—	—	—
Birchfield, Guthrie K	513	7,215	51,300	—	—	—
Thomas Weisel Partners	—	—	—	—	—	—
Nissho	—	—	—	10,000	181,818	1,000,000
D.A. Davidson	6,000	84,388	600,000	—	—	—
DADCO Incorporated	5,000	70,323	500,000	—	—	—
Cadwalader	—	—	—	—	—	—
Transamerica	—	—	—	—	—	—
Tornga, Sondra	—	—	—	—	—	—
Poppe, Leszek	—	—	—	—	—	—
Wand, Sherri	—	—	—	—	—	—
Handschy, John R A& Pauline	—	—	—	—	—	—
Handschy, Mark A& Vernon, Terri H	—	—	—	—	—	—
Vernon, Leland H & Twila F	—	—	—	—	—	—
Pagano, Laura A	—	—	—	—	—	—
Radzihovsky, Leo & Pao, Lucy	—	—	—	—	—	—
Perry, James Elwood	—	—	—	—	—	—
Wand, Kay	—	—	—	—	—	—
Giles, Nancy	—	—	—	—	—	—
Arnett, Kenneth E	—	—	—	—	—	—
Young, George C & Gail V	—	—	—	—	—	—
O'Hara, E. Kieran & Clark, Evelyn	—	—	—	—	—	—
University Technology Corporation	—	—	—	—	—	—
Sherman, Christopher J	—	—	—	—	—	—
Li, Edith W.	—	—	—	—	—	—
Skelly, David W	—	—	—	—	—	—
Dessau, Daniel & Kathryn	—	—	—	—	—	—
Quinn, Norman J. III	—	—	—	—	—	—
Hirmes, Helene	—	—	—	—	—	—
Masterson, Hugh J	—	—	—	—	—	—
Gross, Howard W.	—	—	—	—	—	—
Wand, Anne-Michelle	—	—	—	—	—	—
Analysis Group Fund I, L.P.	—	—	—	1,000	18,182	100,000
Handschy, Mark A	—	—	—	—	—	—
Barton, Richard D	—	—	—	—	—	—
Spenner, Bruce F	—	—	—	—	—	—
Wright, Haviland	—	—	—	—	—	—
Lewis, Lloyd M	—	—	—	—	—	—
Clough, George E	—	—	—	—	—	—
Walba, David M	—	—	—	—	—	—
Clark, Noel	—	—	—	—	—	—
Walba, David M & Geneson, Cassandra	—	—	—	—	—	—
Walba, Jeffrey H.	—	—	—	—	—	—
Stuart III, L (Terry)	—	—	—	—	—	—
Xue, Jiuzhi	—	—	—	—	—	—
Cunningham, Jim D	—	—	—	—	—	—
Sissom, Bradley	—	—	—	—	—	—
Braun, Tim	—	—	—	—	—	—
Chase, Holden	—	—	—	—	—	—
Perry, Ann E.	—	—	—	—	—	—
Lloyd, Susan M	—	—	—	—	—	—
Banas, David	—	—	—	—	—	—
Doroski, David	—	—	—	—	—	—
Pattee, Alan M	—	—	—	—	—	—
Lahr, Heidi	—	—	—	—	—	—
Sontag, Patricia E	—	—	—	—	—	—
Pilz, Caren	—	—	—	—	—	—
McCurry, Ruth F	—	—	—	—	—	—
Cunningham, Jill D.	—	—	—	—	—	—
Ellis, Beth L	—	—	—	—	—	—
Malzbender, Rainer M	—	—	—	—	—	—
Mochizuki, Akihiro	—	—	—	—	—	—
Crouch, Robert G.	—	—	—	—	—	—
Clayton, Gail M	—	—	—	—	—	—
Evans, Nellie P.	—	—	—	—	—	—
McGraw, Stuart	—	—	—	—	—	—
Drabik, Tim	—	—	—	—	—	—
Her, Jin	—	—	—	—	—	—
Miller, Richard O	—	—	—	—	—	—
Jablonski, Dain A.	—	—	—	—	—	—
Papp, Richard	—	—	—	—	—	—
Hartman, Gregory N	—	—	—	—	—	—
Abbott, Thomas D	—	—	—	—	—	—
Nessler, Ray	—	—	—	—	—	—
Perlmutter, Stephen	—	—	—	—	—	—
Frisk, Jeffrey	—	—	—	—	—	—
Winkleman, Steven L	—	—	—	—	—	—

Name	Preferred Series B Convertible Stock	Perferred Series B on an as converted basis of $7.11	Perferred Series B Convertible Stock	Common Stock	Common Stock Purchase Price	Total Shares Stock Issued**
DB Capital Partners SBIC, L.P.	100,000	1,406,470	10,000,000	—		2,714,252
Fleming US Discovery Fund III, L.P.	—	—	—	—		2,512,841
Fleming US Discovery Offshore Fund III, L.P.	—	—	—	—		403,295
Hewlett Packard (Convertible Note)+Interest***	—	—	—	—		—
Hewlett Packard	24,219	340,633	2,421,900	—		340,633
Kingdon Offshore N.V.	80,414	1,130,999	8,041,400	—		2,111,835
Kingdon Partners, L.P.	33,299	468,340	3,329,900	—		572,959
Kingdon Associates, L.P.	19,480	273,980	1,948,000	—		496,308
Interwest Capital, Inc.	—	—	—	—		1,906,139
Century America LLC	—	—	—	—		791,815
JKB-Displaytech, LLC	—	—	—	—		484,572
Birchfield, Kermit J.	—	—	—	—		149,128
Birchfield, Guthrie K	—	—	—	—		7,215
Thomas Weisel Partners	—	—	—	—		—
Nissho	—	—	—	—		181,818
D.A. Davidson	—					84,388
DADCO Incorporated	—					70,323
Cadwalader	—	—	—	—		—
Transamerica	—	—	—	—		—
Tornga, Sondra	103	1,449	10,300	—		1,449
Poppe, Leszek	62	872	6,200	—		872
Wand, Sherri	55	774	5,500	—		774
Handschy, John R A & Pauline	50	703	5,000	—		703
Handschy, Mark A & Vernon, Terri H	50	703	5,000	—		703
Vernon, Leland H & Twila F	50	703	5,000	—		703
Pagano, Laura A	24	338	2,400	—		338
Radzihovsky, Leo & Pao, Lucy	23	323	2,300	—		323
Perry, James Elwood	20	281	2,000	—		281
Wand, Kay	20	281	2,000	—		281
Giles, Nancy	17	239	1,700	—		239
Arnett, Kenneth E	17	239	1,700	—		239
Young, George C & Gail V	15	211	1,500	—		211
O'Hara, E. Kieran & Clark, Evelyn	10	141	1,000	—		141
University Technology Corporation	10	141	1,000	—		141
Sherman, Christopher J	9	127	900	—		127
Li, Edith W.	7	98	700	—		98
Skelly, David W	7	98	700	—		98
Dessau, Daniel & Kathryn	4	56	400	—		56
Quinn, Norman J. III	4	56	400	—		56
Hirmes, Helene	3	42	300	—		42
Masterson, Hugh J	2	28	200	—		28
Gross, Howard W.	1	14	100	—		14
Wand, Anne-Michelle	1	14	100	—		14
Analysis Group Fund I, L.P.	—	—	—	—		18,182
Handschy, Mark A	5	70	500	—		70
Barton, Richard D	—	—	—	—		—
Spenner, Bruce F	—	—	—	—		—
Wright, Haviland	—	—	—	—		—
Lewis, Lloyd M	—	—	—	—		—
Clough, George E	21	295	2,100	—		295
Walba, David M	130	1,828	13,000	—		1,828
Clark, Noel	405	5,696	40,500	—		5,696
Walba, David M & Geneson, Cassandra	105	1,477	10,500	—		1,477
Walba, Jeffrey H.	90	1,266	9,000	—		1,266
Stuart III, L (Terry)	390	5,485	39,000	—		5,485
Xue, Jiuzhi	69	970	6,900	—		970
Cunningham, Jim D	134	1,885	13,400	—		1,885
Sissom, Bradley	118	1,660	11,800	—		1,660
Braun, Tim	117	1,646	11,700	—		1,646
Chase, Holden	10	141	1,000	—		141
Perry, Ann E.	81	1,139	8,100	—		1,139
Lloyd, Susan M	3	42	300	—		42
Banas, David	8	113	800	—		113
Doroski, David	55	774	5,500	—		774
Pattee, Alan M	12	169	1,200	—		169
Lahr, Heidi	44	619	4,400	—		619
Sontag, Patricia E	27	380	2,700	—		380
Pilz, Caren	25	352	2,500	—		352
McCurry, Ruth F	15	211	1,500	—		211
Cunningham, Jill D.	7	98	700	—		98
Ellis, Beth L	—	—	—	—		—
Malzbender, Rainer M	—	—	—	—		—
Mochizuki, Akihiro	—	—	—	—		—
Crouch, Robert G.	—	—	—	—		—
Clayton, Gail M	—	—	—	—		—
Evans, Nellie P.	—	—	—	—		—
McGraw, Stuart	—	—	—	—		—
Drabik, Tim	—	—	—	—		—
Her, Jin	—	—	—	—		—
Miller, Richard O	—	—	—	—		—
Jablonski, Dain A.	—	—	—	—		—
Papp, Richard	—	—	—	—		—
Hartman, Gregory N	—	—	—	—		—
Abbott, Thomas D	—	—	—	—		—
Nessler, Ray	—	—	—	—		—
Perlmutter, Stephen	—	—	—	—		—
Frisk, Jeffrey	—	—	—	—		—
Winkleman, Steven L	—	—	—	—		—

Name	% of Total Shares Stock Issued	No. of Warrents	No. of Options Outstanding	Exercise Amount	Total Securities Owned**	% of Total Securities Issued	Investor Category
DB Capital Partners SBIC, L.P.	21.07%	—	—	—	2,714,252	15.58%	Outside Investor
Fleming US Discovery Fund III, L.P.	19.51%	—	—	—	2,512,841	14.43%	Outside Investor
Fleming US Discovery Offshore Fund III, L.P.	3.13%	—	—	—	403,295	2.32%	Outside Investor
Hewlett Packard (Convertible Note)+Interest***	0.00%	—	—	—	2,435,455	13.98%	Outside Investor
Hewlett Packard	2.64%	11,532	—	—	352,165	2.02%	Outside Investor
Kingdon Offshore N.V.	16.39%	—	—	—	2,111,835	12.12%	Outside Investor
Kingdon Partners, L.P.	4.45%	—	—	—	572,959	3.29%	Outside Investor
Kingdon Associates, L.P.	3.85%	—	—	—	496,308	2.85%	Outside Investor
Interwest Capital, Inc.	14.80%	—	—	—	1,906,139	10.94%	Outside Investor
Century America LLC	6.15%	—	—	—	791,815	4.55%	Outside Investor
JKB-Displaytech, LLC	3.76%	—	—	—	484,572	2.78%	Outside Investor
Birchfield, Kermit J.	1.16%	—	20,000	258,750	169,128	0.97%	Outside Investor
Birchfield, Guthrie K	0.06%	—	—	—	7,215	0.04%	Outside Investor
Thomas Weisel Partners	0.00%	240,000	—	—	240,000	1.38%	Outside Investor
Nissho	1.41%	—	—	—	181,818	1.04%	Outside Investor
D.A. Davidson	0.66%	3,700	—	—	88,088	0.51%	Outside Investor
DADCO Incorporated	0.55%	—	—	—	70,323	0.40%	Outside Investor
Cadwalader	0.00%	34,091	—	—	34,091	0.20%	Outside Investor
Transamerica	0.00%	16,667	—	—	16,667	0.10%	Outside Investor
Tornga, Sondra	0.01%	—	—	—	1,449	0.01%	Outside Investor
Poppe, Leszek	0.01%	—	—	—	872	0.01%	Outside Investor
Wand, Sherri	0.01%	—	—	—	774	0.00%	Outside Investor
Handschy, John R A & Pauline	0.01%	—	—	—	703	0.00%	Outside Investor
Handschy, Mark A & Vernon, Terri H	0.01%	—	—	—	703	0.00%	Outside Investor
Vernon, Leland H & Twila F	0.01%	—	—	—	703	0.00%	Outside Investor
Pagano, Laura A	0.00%	—	—	—	338	0.00%	Outside Investor
Radzihovsky, Leo & Pao, Lucy	0.00%	—	—	—	323	0.00%	Outside Investor
Perry, James Elwood	0.00%	—	—	—	281	0.00%	Outside Investor
Wand, Kay	0.00%	—	—	—	281	0.00%	Outside Investor
Giles, Nancy	0.00%	—	—	—	239	0.00%	Outside Investor
Arnett, Kenneth E	0.00%	—	—	—	239	0.00%	Outside Investor
Young, George C & Gail V	0.00%	—	—	—	211	0.00%	Outside Investor
O'Hara, E. Kieran & Clark, Evelyn	0.00%	—	—	—	141	0.00%	Outside Investor
University Technology Corporation	0.00%	—	—	—	141	0.00%	Outside Investor
Sherman, Christopher J	0.00%	—	—	—	127	0.00%	Outside Investor
Li, Edith W.	0.00%	—	—	—	98	0.00%	Outside Investor
Skelly, David W	0.00%	—	—	—	98	0.00%	Outside Investor
Dessau, Daniel & Kathryn	0.00%	—	—	—	56	0.00%	Outside Investor
Quinn, Norman J. III	0.00%	—	—	—	56	0.00%	Outside Investor
Hirmes, Helene	0.00%	—	—	—	42	0.00%	Outside Investor
Masterson, Hugh J	0.00%	—	—	—	28	0.00%	Outside Investor
Gross, Howard W.	0.00%	—	—	—	14	0.00%	Outside Investor
Wand, Anne-Michelle	0.00%	—	—	—	14	0.00%	Outside Investor
Analysis Group Fund I, L.P.	0.14%	—	—	—	18,182	0.10%	Outside Investor
Handschy, Mark A	0.00%	—	262,525	1,819,978	262,595	1.51%	Management
Barton, Richard D	0.00%	—	218,500	1,458,250	218,500	1.25%	Management
Spenner, Bruce F	0.00%	—	210,000	1,895,000	210,000	1.21%	Management
Wright, Haviland	0.00%	—	210,000	1,860,000	210,000	1.21%	Management
Lewis, Lloyd M	0.00%	—	95,500	591,750	95,500	0.55%	Management
Clough, George E	0.00%	—	118,143	873,957	118,438	0.68%	Management
Walba, David M	0.01%	—	30,000	292,500	31,828	0.18%	Founder
Clark, Noel	0.04%	—	20,000	170,000	25,696	0.15%	Founder
Walba, David M & Geneson, Cassandra	0.01%	—	—	—	1,477	0.01%	Founder
Walba, Jeffrey H.	0.01%	—	—	—	1,266	0.01%	Founder
Stuart III, L (Terry)	0.04%	—	—	—	5,485	0.03%	Employee, terminated
Xue, Jiuzhi	0.01%	—	4,000	34,000	4,970	0.03%	Employee, terminated
Cunningham, Jim D	0.01%	—	—	—	1,885	0.01%	Employee, terminated
Sissom, Bradley	0.01%	—	—	—	1,660	0.01%	Employee, terminated
Braun, Tim	0.01%	—	—	—	1,646	0.01%	Employee, terminated
Chase, Holden	0.00%	—	1,042	8,854	1,182	0.01%	Employee, terminated
Perry, Ann E.	0.01%	—	—	—	1,139	0.01%	Employee, terminated
Lloyd, Susan M	0.00%	—	896	7,615	938	0.01%	Employee, terminated
Banas, David	0.00%	—	813	6,906	925	0.01%	Employee, terminated
Doroski, David	0.01%	—	—	—	774	0.00%	Employee, terminated
Pattee, Alan M	0.00%	—	531	4,516	700	0.00%	Employee, terminated
Lahr, Heidi	0.00%	—	—	—	619	0.00%	Employee, terminated
Sontag, Patricia E	0.00%	—	—	—	380	0.00%	Employee, terminated
Pilz, Caren	0.00%	—	—	—	352	0.00%	Employee, terminated
McCurry, Ruth F	0.00%	—	—	—	211	0.00%	Employee, terminated
Cunningham, Jill D.	0.00%	—	—	—	98	0.00%	Employee, terminated
Ellis, Beth L	0.00%	—	30,000	255,000	30,000	0.17%	Employee, terminated
Malzbender, Rainer M	0.00%	—	13,312	73,219	13,312	0.08%	Employee, terminated
Mochizuki, Akihiro	0.00%	—	11,500	63,250	11,500	0.07%	Employee, terminated
Crouch, Robert G.	0.00%	—	4,167	125,000	4,167	0.02%	Employee, terminated
Clayton, Gail M	0.00%	—	3,625	19,938	3,625	0.02%	Employee, terminated
Evans, Nellie P.	0.00%	—	2,771	31,165	2,771	0.02%	Employee, terminated
McGraw, Stuart	0.00%	—	2,175	11,963	2,175	0.01%	Employee, terminated
Drabik, Tim	0.00%	—	1,889	1,889	1,889	0.01%	Employee, terminated
Her, Jin	0.00%	—	1,778	241,466	1,778	0.01%	Employee, terminated
Miller, Richard O	0.00%	—	1,698	25,470	1,698	0.01%	Employee, terminated
Jablonski, Dain A.	0.00%	—	1,163	6,394	1,163	0.01%	Employee, terminated
Papp, Richard	0.00%	—	729	10,938	729	0.00%	Employee, terminated
Hartman, Gregory N	0.00%	—	500	4,250	500	0.00%	Employee, terminated
Abbott, Thomas D	0.00%	—	7,188	88,047	7,188	0.04%	Employee, terminated
Nessler, Ray	0.00%	—	4,917	73,750	4,917	0.03%	Employee, terminated
Perlmutter, Stephen	0.00%	—	3,000	25,500	3,000	0.02%	Employee, terminated
Frisk, Jeffrey	0.00%	—	2,677	38,781	2,677	0.02%	Employee, terminated
Winkleman, Steven L	0.00%	—	2,417	23,250	2,417	0.01%	Employee, terminated

Name	Preferred Series E-2 Stock	Perferred Series E-2 Stock Purchase Price	Preferred Series E-1 Stock	Perferred Series E- 1 Stock Purchase Price	Preferred Series E-D Convertible Stock	Preferred Series E- D Pro Forma on an as converted basis of $5.50	Perferred Series E- D Convertible Stock Purchase Price
Crandall, Charles	—	—	—	—	—	—	—
Gough, Neil	—	—	—	—	—	—	—
Phillips, Wayne G	—	—	—	—	—	—	—
Gerhardt, Thomas J.	—	—	—	—	—	—	—
Counihan, Kevin	—	—	—	—	—	—	—
Shoffner, Gregory D	—	—	—	—	—	—	—
Goranson, Kelly J	—	—	—	—	—	—	—
Langwell, Benjamin T	—	—	—	—	—	—	—
(Johnson) Wright, Angie A	—	—	—	—	—	—	—
Harmon, Roxana J	—	—	—	—	—	—	—
Chang, Tiee-Yuh (Tammy)	—	—	—	—	—	—	—
Martinez, Linda R	—	—	—	—	—	—	—
King, Jennifer M	—	—	—	—	—	—	—
Gallentine, Delores R	—	—	—	—	—	—	—
Artigliere, Anthony	—	—	—	—	—	—	—
Wand, Michael D	—	—	—	—	—	—	—
O'Callaghan, Michael J	—	—	—	—	—	—	—
Thurmes, William N	—	—	—	—	—	—	—
Vohra, Rohini T	—	—	—	—	—	—	—
Meadows, Michael R & McCormick,	—	—	—	—	—	—	—
Regina A
Meadows, Michael R	—	—	—	—	—	—	—
Wieseler, Todd G.	—	—	—	—	—	—	—
Skaare, David K	—	—	—	—	—	—	—
Berliner, Christopher J	—	—	—	—	—	—	—
Huffman, William	—	—	—	—	—	—	—
Taylor, James	—	—	—	—	—	—	—
Jagemalm, Pontus A.	—	—	—	—	—	—	—
Reinhard, Steven	—	—	—	—	—	—	—
Yee, Michael	—	—	—	—	—	—	—
McConahy, Brian	—	—	—	—	—	—	—
Low, Chin Chor	—	—	—	—	—	—	—
More, Kundalika M	—	—	—	—	—	—	—
Ferguson, Rachel	—	—	—	—	—	—	—
Lewis, Susan M	—	—	—	—	—	—	—
Parghi, Deven	—	—	—	—	—	—	—
Dallas, James	—	—	—	—	—	—	—
Larsen, Per	—	—	—	—	—	—	—
Walker, Christopher	—	—	—	—	—	—	—
O'Neill, Matthew B	—	—	—	—	—	—	—
Harmes, Benjamin L	—	—	—	—	—	—	—
Lundie, Gregory P	—	—	—	—	—	—	—
Koprowski, Brian C	—	—	—	—	—	—	—
Yang, Su	—	—	—	—	—	—	—
O'Donnell, Patrick	—	—	—	—	—	—	—
Elquest, Douglas K	—	—	—	—	—	—	—
Goranson, Pamela J	—	—	—	—	—	—	—
Keene, Julie	—	—	—	—	—	—	—
Shiba, Eitoku	—	—	—	—	—	—	—
Jordan, Belinda	—	—	—	—	—	—	—
Feddersen, Jody M	—	—	—	—	—	—	—
Arno, Erin	—	—	—	—	—	—	—
Cohn, Sarah J	—	—	—	—	—	—	—
Diehl, Melissa	—	—	—	—	—	—	—
Hokin, Richard	—	—	—	—	—	—	—
Swanson, Stanley R.	—	—	—	—	—	—	—
Dozier, Glenn	—	—	—	—	—	—	—
Weinberger, David	—	—	—	—	—	—	—
Kostanecki, Andrew T.	—	—	—	—	—	—	—
Everets, John	—	—	—	—	—	—	—
McLean, Roger	—	—	—	—	—	—	—
Gaalema, Stephen	—	—	—	—	—	—	—
Eppner, Gerald A.	—	—	—	—	—	—	—
Black Forest Engineering,	—	—	—	—	—	—	—
Zadow, Jerry	—	—	—	—	—	—	—
Ward, David	—	—	—	—	—	—	—
Lane, William Kerry	—	—	—	—	—	—	—

	—	—	40,096	4,009,600	175,785	3,196,091	17,578,500

	—	—	40,096.0000	4,009,600.0000	175,785.0000	3,196,090.9091	17,578,500.0000

Name	Preferred Series E-B Convertible Stock	Perferred Series E- B Pro Forma on an as converted basis of $7.11	Perferred Series E- B Convertible Stock Purchase Price	Preferred Series D Convertible Stock	Preferred Series D Pro Forma on an as converted basis of current market $5.50	Perferred Series D Convertible Stock Purchase Price
Crandall, Charles	—	—	—	—	—	—
Gough, Neil	—	—	—	—	—	—
Phillips, Wayne G	—	—	—	—	—	—
Gerhardt, Thomas J.	—	—	—	—	—	—
Counihan, Kevin	—	—	—	—	—	—
Shoffner, Gregory D	—	—	—	—	—	—
Goranson, Kelly J	—	—	—	—	—	—
Langwell, Benjamin T	—	—	—	—	—	—
(Johnson) Wright, Angie A	—	—	—	—	—	—
Harmon, Roxana J	—	—	—	—	—	—
Chang, Tiee-Yuh (Tammy)	—	—	—	—	—	—
Martinez, Linda R	—	—	—	—	—	—
King, Jennifer M	—	—	—	—	—	—
Gallentine, Delores R	—	—	—	—	—	—
Artigliere, Anthony	—	—	—	—	—	—
Wand, Michael D	—	—	—	—	—	—
O'Callaghan, Michael J	—	—	—	—	—	—
Thurmes, William N	—	—	—	—	—	—
Vohra, Rohini T	—	—	—	—	—	—
Meadows, Michael R & McCormick,	—	—	—	—	—	—
Regina A
Meadows, Michael R	—	—	—	—	—	—
Wieseler, Todd G.	—	—	—	—	—	—
Skaare, David K	—	—	—	—	—	—
Berliner, Christopher J	—	—	—	—	—	—
Huffman, William	—	—	—	—	—	—
Taylor, James	—	—	—	—	—	—
Jagemalm, Pontus A.	—	—	—	—	—	—
Reinhard, Steven	—	—	—	—	—	—
Yee, Michael	—	—	—	—	—	—
McConahy, Brian	—	—	—	—	—	—
Low, Chin Chor	—	—	—	—	—	—
More, Kundalika M	—	—	—	—	—	—
Ferguson, Rachel	—	—	—	—	—	—
Lewis, Susan M	—	—	—	—	—	—
Parghi, Deven	—	—	—	—	—	—
Dallas, James	—	—	—	—	—	—
Larsen, Per	—	—	—	—	—	—
Walker, Christopher	—	—	—	—	—	—
O'Neill, Matthew B	—	—	—	—	—	—
Harmes, Benjamin L	—	—	—	—	—	—
Lundie, Gregory P	—	—	—	—	—	—
Koprowski, Brian C	—	—	—	—	—	—
Yang, Su	—	—	—	—	—	—
O'Donnell, Patrick	—	—	—	—	—	—
Elquest, Douglas K	—	—	—	—	—	—
Goranson, Pamela J	—	—	—	—	—	—
Keene, Julie	—	—	—	—	—	—
Shiba, Eitoku	—	—	—	—	—	—
Jordan, Belinda	—	—	—	—	—	—
Feddersen, Jody M	—	—	—	—	—	—
Arno, Erin	—	—	—	—	—	—
Cohn, Sarah J	—	—	—	—	—	—
Diehl, Melissa	—	—	—	—	—	—
Hokin, Richard	—	—	—	—	—	—
Swanson, Stanley R.	—	—	—	—	—	—
Dozier, Glenn	—	—	—	—	—	—
Weinberger, David	—	—	—	—	—	—
Kostanecki, Andrew T.	—	—	—	—	—	—
Everets, John	—	—	—	—	—	—
McLean, Roger	—	—	—	—	—	—
Gaalema, Stephen	—	—	—	—	—	—
Eppner, Gerald A.	—	—	—	—	—	—
Black Forest Engineering,	—	—	—	—	—	—
Zadow, Jerry	—	—	—	—	—	—
Ward, David	—	—	—	—	—	—
Lane, William Kerry	—	—	—	—	—	—

	225,638	3,173,528	22,563,792	154,856	2,815,564	15,485,600

	225,638.0000	3,173,528.4402	22,563,792.0000	154,856.0000	2,815,563.6364	15,485,600.0000

Name	Preferred Series B Convertible Stock	Perferred Series B on an as converted basis of $7.11	Perferred Series B Convertible Stock Purchase Price	Common Stock	Common Stock Purchase Price	Total Shares Stock Issued**
Crandall, Charles	3	42	300	—		42
Gough, Neil	—	—	—	—		—
Phillips, Wayne G	—	—	—	—		—
Gerhardt, Thomas J.	—	—	—	—		—
Counihan, Kevin	—	—	—	—		—
Shoffner, Gregory D	—	—	—	—		—
Goranson, Kelly J	—	—	—	—		—
Langwell, Benjamin T	—	—	—	—		—
(Johnson) Wright, Angie A	—	—	—	—		—
Harmon, Roxana J	—	—	—	—		—
Chang, Tiee-Yuh (Tammy)	—	—	—	—		—
Martinez, Linda R	—	—	—	—		—
King, Jennifer M	—	—	—	—		—
Gallentine, Delores R	—	—	—	—		—
Artigliere, Anthony	—	—	—	—		—
Wand, Michael D	55	774	5,500	—		774
O'Callaghan, Michael J	8	113	800	—		113
Thurmes, William N	10	141	1,000	—		141
Vohra, Rohini T	10	141	1,000	—		141
Meadows, Michael R & McCormick, Regina A	110	1,547	11,000	—		1,547
Meadows, Michael R	8	113	800	—		113
Wieseler, Todd G.	—	—	—	—		—
Skaare, David K	—	—	—	—		—
Berliner, Christopher J	—	—	—	—		—
Huffman, William	—	—	—	—		—
Taylor, James	—	—	—	—		—
Jagemalm, Pontus A.	—	—	—	—		—
Reinhard, Steven	—	—	—	—		—
Yee, Michael	—	—	—	—		—
McConahy, Brian	—	—	—	—		—
Low, Chin Chor	—	—	—	—		—
More, Kundalika M	—	—	—	242	266.20	242
Ferguson, Rachel	—	—	—	—		—
Lewis, Susan M	—	—	—	—		—
Parghi, Deven	—	—	—	—		—
Dallas, James	—	—	—	—		—
Larsen, Per	—	—	—	—		—
Walker, Christopher	—	—	—	—		—
O'Neill, Matthew B	—	—	—	—		—
Harmes, Benjamin L	—	—	—	—		—
Lundie, Gregory P	—	—	—	—		—
Koprowski, Brian C	—	—	—	—		—
Yang, Su	—	—	—	—		—
O'Donnell, Patrick	—	—	—	—		—
Elquest, Douglas K	—	—	—	—		—
Goranson, Pamela J	—	—	—	—		—
Keene, Julie	—	—	—	—		—
Shiba, Eitoku	—	—	—	—		—
Jordan, Belinda	—	—	—	—		—
Feddersen, Jody M	—	—	—	—		—
Arno, Erin	—	—	—	—		—
Cohn, Sarah J	—	—	—	—		—
Diehl, Melissa	—	—	—	—		—
Hokin, Richard	—	—	—	—		—
Swanson, Stanley R.	—	—	—	—		—
Dozier, Glenn	—	—	—	—		—
Weinberger, David	—	—	—	—		—
Kostanecki, Andrew T.	—	—	—	—		—
Everets, John	—	—	—	—		—
McLean, Roger	—	—	—	—		—
Gaalema, Stephen	—	—	—	—		—
Eppner, Gerald A.	—	—	—	—		—
Black Forest Engineering,	—	—	—	—		—
Zadow, Jerry	—	—	—	—		—
Ward, David	—	—	—	—		—
Lane, William Kerry	—	—	—	—		—

	260,051	3,657,539	26,005,100	242	266.20	12,883,060

	260,051.0000	3,657,538.6779	26,005,100.0000	242.0000	266.2000	12,883,059.6636

Name	% of Total Shares Stock Issued	No. of Warrents	No. of Options Outstanding	Exercise Amount	Total Securities Owned**	% of Total Securities Issued	Investor Category
Crandall, Charles	0.00%	—	2,250	19,125	2,292	0.01%	Employee, terminated
Gough, Neil	0.00%	—	1,438	43,125	1,438	0.01%	Employee, terminated
Phillips, Wayne G	0.00%	—	1,188	17,813	1,188	0.01%	Employee, terminated
Gerhardt, Thomas J.	0.00%	—	1,000	30,000	1,000	0.01%	Employee, terminated
Counihan, Kevin	0.00%	—	883	8,050	883	0.01%	Employee, terminated
Shoffner, Gregory D	0.00%	—	771	11,562	771	0.00%	Employee, terminated
Goranson, Kelly J	0.00%	—	500	4,250	500	0.00%	Employee, terminated
Langwell, Benjamin T	0.00%	—	479	14,375	479	0.00%	Employee, terminated
(Johnson) Wright, Angie A	0.00%	—	464	6,267	464	0.00%	Employee, terminated
Harmon, Roxana J	0.00%	—	448	6,719	448	0.00%	Employee, terminated
Chang, Tiee-Yuh (Tammy)	0.00%	—	365	8,750	365	0.00%	Employee, terminated
Martinez, Linda R	0.00%	—	147	3,520	147	0.00%	Employee, terminated
King, Jennifer M	0.00%	—	131	3,935	131	0.00%	Employee, terminated
Gallentine, Delores R	0.00%	—	110	3,308	110	0.00%	Employee, terminated
Artigliere, Anthony	0.00%	—	4,000	49,000	4,000	0.02%	Employee, terminated
Wand, Michael D	0.01%	—	68,000	538,375	68,774	0.39%	Outside Investor
O'Callaghan, Michael J	0.00%	—	16,511	122,037	16,624	0.10%	Outside Investor
Thurmes, William N	0.00%	—	15,685	97,567	15,826	0.09%	Outside Investor
Vohra, Rohini T	0.00%	—	9,295	59,674	9,436	0.05%	Outside Investor
Meadows, Michael R & McCormick, Regina A	0.01%	—	—	—	1,547	0.01%	Employee
Meadows, Michael R	0.00%	—	28,510	207,036	28,623	0.16%	Employee
Wieseler, Todd G.	0.00%	—	28,000	399,000	28,000	0.16%	Employee
Skaare, David K	0.00%	—	19,000	227,000	19,000	0.11%	Employee
Berliner, Christopher J	0.00%	—	17,000	135,825	17,000	0.10%	Employee
Huffman, William	0.00%	—	16,000	145,000	16,000	0.09%	Employee
Taylor, James	0.00%	—	13,000	71,500	13,000	0.07%	Employee
Jagemalm, Pontus A.	0.00%	—	11,750	125,875	11,750	0.07%	Employee
Reinhard, Steven	0.00%	—	10,500	57,750	10,500	0.06%	Employee
Yee, Michael	0.00%	—	10,500	106,750	10,500	0.06%	Employee
McConahy, Brian	0.00%	—	10,250	70,625	10,250	0.06%	Employee
Low, Chin Chor	0.00%	—	10,000	104,000	10,000	0.06%	Employee
More, Kundalika M	0.00%	—	9,584	54,967	9,826	0.06%	Employee
Ferguson, Rachel	0.00%	—	9,500	70,750	9,500	0.05%	Employee
Lewis, Susan M	0.00%	—	9,500	107,750	9,500	0.05%	Employee
Parghi, Deven	0.00%	—	9,500	52,250	9,500	0.05%	Employee
Dallas, James	0.00%	—	9,375	60,688	9,375	0.05%	Employee
Larsen, Per	0.00%	—	9,375	63,438	9,375	0.05%	Employee
Walker, Christopher	0.00%	—	9,350	58,600	9,350	0.05%	Employee
O'Neill, Matthew B	0.00%	—	8,575	57,138	8,575	0.05%	Employee
Harmes, Benjamin L	0.00%	—	8,500	56,250	8,500	0.05%	Employee
Lundie, Gregory P	0.00%	—	8,500	65,250	8,500	0.05%	Employee
Koprowski, Brian C	0.00%	—	8,125	58,563	8,125	0.05%	Employee
Yang, Su	0.00%	—	7,625	49,063	7,625	0.04%	Employee
O'Donnell, Patrick	0.00%	—	7,000	38,500	7,000	0.04%	Employee
Elquest, Douglas K	0.00%	—	6,500	45,250	6,500	0.04%	Employee
Goranson, Pamela J	0.00%	—	6,307	37,048	6,307	0.04%	Employee
Keene, Julie	0.00%	—	5,569	35,056	5,569	0.03%	Employee
Shiba, Eitoku	0.00%	—	5,500	39,750	5,500	0.03%	Employee
Jordan, Belinda	0.00%	—	4,750	35,375	4,750	0.03%	Employee
Feddersen, Jody M	0.00%	—	4,375	28,688	4,375	0.03%	Employee
Arno, Erin	0.00%	—	4,250	35,625	4,250	0.02%	Employee
Cohn, Sarah J	0.00%	—	3,375	23,188	3,375	0.02%	Employee
Diehl, Melissa	0.00%	—	3,250	22,625	3,250	0.02%	Employee
Hokin, Richard	0.00%	—	17,500	221,250	17,500	0.10%	Director
Swanson, Stanley R.	0.00%	—	10,366	10,366	10,366	0.06%	Consultant
Dozier, Glenn	0.00%	—	5,000	33,000	5,000	0.03%	Consultant
Weinberger, David	0.00%	—	4,750	71,250	4,750	0.03%	Consultant
Kostanecki, Andrew T.	0.00%	—	3,060	3,060	3,060	0.02%	Consultant
Everets, John	0.00%	—	2,000	24,500	2,000	0.01%	Consultant
McLean, Roger	0.00%	—	1,762	1,762	1,762	0.01%	Consultant
Gaalema, Stephen	0.00%	—	1,500	1,500	1,500	0.01%	Consultant
Eppner, Gerald A.	0.00%	—	1,000	15,000	1,000	0.01%	Consultant
Black Forest Engineering,	0.00%	—	750	750	750	0.00%	Consultant
Zadow, Jerry	0.00%	—	679	679	679	0.00%	Consultant
Ward, David	0.00%	—	500	500	500	0.00%	Consultant
Lane, William Kerry	0.00%	—	50	50	50	0.00%	Consultant

	100.00%	305,990	1,792,929	14,578,630	17,417,433	100.00%

	1.0000	305,990.0000	1,792,929.0000	14,578,629.9852	17,417,433.2091	1.0000

**
Preferred Series E-2 and E-1 shares are included based on number of preferred shares issued, all other Preferred Series stock is included on a common share equivalent basis.

***
HP Convertible Note plus interest is calculated as of 2/10/03

SCHEDULE 4.12(a)

Summary Table

Owned and Licensed US Patents	61	Owned and Licensed US Patent Applications	31
Owned and Licensed Foreign Patents	12	Owned and Licensed Foreign Patent Applications	20
TOTAL	73	TOTAL	51

Displaytech Owned US Patents

Patent No.	Title	Issue Date	Expires
6,426,783	Continuously Viewable DC-Field Balanced, Reflective, Ferroelectric Liquid Crystal Image Generator	7/30/02	2/18/18
6,413,448	Cyclo-hexyl- and Cyclohexynl-substituted Liquid Crystals with Low Birefringence	7/20/02	4/26/19
6,369,933	Optical Correlator Having Multiple Active Components Formed on a Single	4/9/02	12/18/19
6,359,723	Optics Arrangements Including Light Source Arrangements for an Active Matrix Crystal Image Generator	3/19/02	12/12/14
6,317,112	Active Matrix Liquid Crystal Image Generator with Hybrid Writing Scheme	11/13/01	12/22/14
6,310,664	Continuously Viewable, DC Field-Balanced, Reflective, Ferroelectric Liquid Crystal Image Generator	10/30/01	2/18/18
6,247,037	Optical Correlator Having Multiple Active Components Formed on a Single Integrated Circuit	6/12/01	1/28/19
6,195,136	Optics Arrangements Including Light Source Arrangements for an Active Matrix Liquid Crystal Image Generator	2/27/01	12/12/14
6,144,421	Continuously Viewable, DC-Field Balanced Reflective, Ferroelectric Liquid Crystal Image Generator	11/7/00	2/18/18
6,139,771	Mesogenic Materials with Anomalous Birefringence Dispersion and High Second Order Susceptibility	10/31/00	4/4/17
6,100,945	Compensator Arrangements for a Continuously Viewable, DC Field-Balanced, Reflective, Ferroelectric Liquid Crystal Display System	8/8/00	2/18/18
6,075,577	Continuously Viewable, DC Field-Balanced, Reflective, Ferroelectric Liquid Crystal Image Generator	6/13/00	2/18/18
6,038,005	Optics Arrangements Including Light Source Arrangements for an Active Matrix Liquid Crystal Image Generator	3/14/00	12/22/14
6,025,890	Beam Splitter Element Including a Beam Splitting Layer and a Polarizing Layer for use in a Light Polarization Modulating Display System	2/15/00	2/20/18
6,016,173	Optics Arrangement Including a Compensator Cell and Static Wave Plate For a Continuously Viewable, Reflection Mode, Ferroelectric Liquid Crystal Spatial Light Modulating System	1/18/00	2/18/18
5,900,976	Display System including a Polarizing Beam Splitter	5/4/99	2/20/18
5,866,036	High Tilt Ferroelectric Liquid Crystal Compounds and Compositions	2/2/99	2/2/16
5,808,800	Optics Arrangements Including Light Source Arrangements for an Active Matrix Liquid Crystal Image Generator	9/15/98	9/15/15
5,757,348	Active Matrix Liquid Crystal Image Generator with Hybrid Writing Scheme	5/26/98	5/26/15

5,753,139	High Contrast Distorted Helix Effect Electro-Optic Devices and Tight Ferroelectric Pitch Ferroelectric Liquid Crystal Compositions Useful Therein	5/19/98	5/19/15
5,748,164	Active Matrix Liquid Crystal Image Generator	5/5/98	5/5/15
5,694,147	Liquid Crystal Integrated Circuit Display Including an Arrangement for Maintaining the Liquid Crystal at a Controlled Temperature	12/2/97	4/14/15
5,626,792	High Birefringence Liquid Crystal Compounds	5/6/97	9/6/14
5,596,451(1)	Miniature Image Generator Including Optics Arrangement	1/21/97	1/30/15
5,585,036	Liquid Crystal Compounds Containing Chiral 2-Halo-2-Methyl Ether and Ester Tails	12/17/96	12/17/13
5,552,916	Diffractive Light Modulator	9/3/96	9/3/13
5,539,555(2)	High Contrast Distorted Helix Effect Electro-Optic Devices and Tight Ferroelectric Pitch Ferroelectric Liquid Crystal Compositions Useful Therein	7/23/96	7/23/13
5,523,864	Analog Liquid Crystal Spatial Light Modulator Including an Internal Voltage Booster	6/4/96	1/26/14
5,500,748(3)	Liquid Crystal Spatial Light Modulator Including an Internal Voltage Booster	3/19/96	1/26/14
5,457,235	Halogenated Diphenyldiacetylene Liquid Crystals	10/10/95	10/10/12
5,453,218	Liquid Crystal Compounds Containing Chiral 2-Halo-2 Methyl Alkoxy Tails	9/26/95	9/26/12
5,422,037	Ferroelectric Liquid Crystal Compounds Containing Halogenated Cores and Chiral Haloalkoxy Tail Units	6/6/95	6/6/12
5,380,460	Ferroelectric Liquid Crystal Compounds Containing Chiral Haloalkoxy Tail Units and Compositions Containing Them	1/10/95	1/10/12
RE 34,726	Ferroelectric Liquid Crystal Compositions Containing Chiral Haloalkoxy Tail Units	9/13/94	7/14/09
5,347,378	Fast Switching Color Filters for Frame-Sequential Video Using Ferroelectric Liquid Crystal Color-Selective Filters	9/13/94	9/13/11
5,271,864	Ferroelectric Liquid Crystal Compounds with Cyclohexenyl Cores and Compositions Containing Them	12/21/93	8/7/12
5,182,665	Diffractive Light Modulator	1/26/93	9/7/10
5,180,520(4)	Ferroelectric Liquid Crystal Compositions Containing Halogenated Cores and Chiral Halogenated Cores and Chiral Haloalkoxy Tail Units	1/19/93	1/19/10
5,178,791	Halogenated Diphenyldiacetylene Liquid Crystals	1/12/93	3/11/11
5,178,445(5)	Optically Addressed Spatial Light Modulator	1/12/93	1/12/10
5,167,855(4)	Ferroelectric Liquid Crystal Compositions Chiral Haloalkoxyl Tail Units	12/1/92	12/1/09
5,061,814	High Tilt Ferroelectric Liquid Crystal Compounds and Compositions	10/29/91	6/1/09
5,051,506	Ferroelectric Liquid Crystal Compounds Containing Chiral Haloalkoxy Tail Units and Compositions Containing Them	9/24/91	9/24/08
4,813,771	Electro-Optic Switching Devices Using Ferroelectric Liquid Crystals	3/21/89	10/15/07

(1)
jointly owned by Displaytech, Inc. and Martin Shenker Optical Design, Inc.

(2)
jointly owned by Displaytech, Inc. and Hoechst Aktiengesellschaft (with bilateral restrictions on field of use based on display size; Displaytech has exclusive right to displays with an active area of 10 cm. or less in diameter, Hoechst has exclusive right to displays with an active area greater than 10 cm. in diameter)

(3)
jointly owned by Displaytech, Inc. and Stephen D. Gaalema

(4)
owned solely by Displaytech, Inc.; assignee data on patent cover sheet is incorrect

(5)
jointly owned by Displaytech, Inc. and University of Colorado Foundation (assignment not recorded at PTO)

SCHEDULE 4.12(a)

Displaytech Owned Foreign Patents

Country	Patent No.	Title	Issue Date	Expires
Canada	1,299,721	Electro-Optic Switching Devices Using Ferroelectric Liquid Crystals	4/28/92	4/28/09
Germany	69109680	Ferroelectric Liquid Crystal Compositions Containing Chiral Haloalkoxy Tail Units	5/10/95	7/22/11
Japan	2868774	Electro-Optic Switching Devices Using Ferroelectric Liquid Crystals	12/25/98	10/14/08
Japan	3124772	Ferroelectric Liquid Crystal Compositions Containing Chiral Haloalkoxy Tail Units	10/27/00	7/22/11
Korea	184,242	Ferroelectric Liquid Crystal Compositions Containing Chiral Haloalkoxy Tail Units	12/17/98	7/22/11
Korea	261,354	High Contrast Distorted Helix Effect Electro-Optic Devices and Tight Ferroelectric Pitch FLC Compositions Useful Therein	4/18/00	2/6/13
Korea	283,163	Ferroelectric Liquid Crystal Compounds with Cyclohexenyl Cores and Compositions Containing Them	12/6/00	8/6/13
Sweden	0 540 648	Ferroelectric Liquid Crystal Compositions Containing Chiral Haloalkoxy Tail Units	5/10/95	7/22/11
Sweden	515 705	High Contrast Distorted Helix Effect Electro-Optic Devices and Tight Ferroelectric Pitch FLC Compositions Useful Therein	9/24/01	2/5/13
United Kingdom	0 540 648	Ferroelectric Liquid Crystal Compositions Containing Chiral Haloalkoxy Tail Units	5/10/95	7/22/11
United Kingdom	2 263 982	Ferroelectric Liquid Crystals	2/28/96	1/29/13
Canada	2,087,592	Ferroelectric Liquid Crystal Compositions Containing Chiral Haloalkoxy Tail Units	4/16/02	7/22/11

Displaytech Owned Pending US Patent Applications

App. No.	Title	Date Filed
08/953,613	Methods and Arrangements for Using an Analog Signal to Provide Gray Scale on a Binary Pixel	10/17/97
09/045,247	Active Matrix Liquid Crystal Image Generator	3/20/98
09/313,227	RGB Illuminator with Calibration via Single Detector Servo	5/17/99
09/388,249	Non-DC-Balanced Drive Scheme for Liquid Crystal Device	9/1/99
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09/604,524	Methods and Arrangements for Improving Contrast in FLC Devices	6/27/00
09/639,500	Mesogenic Materials with Anomalous Birefringence Dispersion and High Second Order Susceptibility	8/11/00
09/653,437	Ferroelectric Liquid Crystal Devices Using Materials with a deVries Smectic A Phase	9/1/00
09/706,553	Efficient Method of Manufacturing Liquid Crystal Devices	11/2/00
09/718,843	Multi-State Light Modulator with Non-Zero Response Time and Linear Gray Scale	11/22/00
09/754,033	Alkyl Silane Liquid Crystal Compounds	1/3/01
09/753,749	Liquid Crystal Compounds Having a Silane Tail with a Perfluoroalkyl Terminal Portion	1/3/01
09/754,034	Liquid Crystalline Materials Containing Perfluoroalkyl and Alkenyl Tails	1/3/01
09/817,809	Subpixellated Reflective Microdisplays	3/14/01
09/809,741	DC-Balanced and Non-DC-Balanced Drive Schemes for Liquid Crystal Device	3/14/01
09/809,998	Data Scheduling with Banks in Reflective Microdisplays	3/14/01
09/828,295	Ferroelectric Liquid Crystal Infrared Chopper	4/6/01
09/854,181	Partially Fluorinated Liquid Crystal Materials	5/11/01
09/885,862	Bookshelf Liquid Crystal Materials and Devices	6/20/01
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09/992,097	Active Matrix Liquid Crystal Image Generator with Hybrid Writing Scheme	11/5/01
09/989,976	Dual Mode Near-Eye and Projection Display System	11/20/01
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10/067,516	Optics Arrangements Including Light Source Arrangements for an Active Matrix Liquid Crystal Image Generator	2/4/02
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Displaytech Owned Pending Foreign Patent Applications

Date Filed	App. No.	Country	Title
7/22/91	2,087,592	Canada	Ferroelectric Liquid Crystal Compositions Containing Chiral Haloalkoxy Tail Units
2/05/93	9300375-4	China	High Contrast Distorted Helix Effect Electro-Optic Devices and Tight Ferroelectric Pitch Ferroelectric Liquid Crystal Compositions Useful Therein
2/05/93	43 03 335.0	Germany	High Contrast Distorted Helix Effect Electro-Optic Devices and Tight Ferroelectric Pitch Ferroelectric Liquid Crystal Compositions Useful Therein
2/08/93	2088934	Canada	High Contrast Distorted Helix Effect Electro-Optic Devices Tight Ferroelectric Pitch Ferroelectric Liquid Crystal Compositions Useful Therein
2/08/93	5-20412	Japan	High Contrast Distorted Helix Effect Electro-Optic Devices and Tight Ferroelectric Pitch Ferroelectric Liquid Crystal Compositions Useful Therein
8/04/93	5-193688	Japan	Ferroelectric Liquid Crystal Compounds with Cyclohexenyl Cores and Compositions Containing Them
12/14/95	95943444.0	Europe	Active Matrix Liquid Crystal Image Generator
2/17/99	2,321,252	Canada	Image Generating System
2/17/99	99909497.2	Europe	Image Generating System
2/17/99	2000-532773	Japan	Image Generating System
2/17/99	01100431.6	Hong Kong	Image Generating System
2/17/99	10-2000-7008981	Korea	Image Generating System
8/29/00	PCT/US00/23645	PCT	Liquid Crystal Operation
8/31/01	PCT/US01/27182	PCT	Partially Fluorinated Liquid Crystal Materials
11/20/01	PCT/US01/	PCT	Dual Mode Near-Eye and Projection Display System
11/21/01	PCT/US01/	PCT	Modulation Algorithm for Light Modulator

Patents Licensed from Clark and Lagerwall

Country	Patent No.	Title	Issue Date	Expires
United States	RE 34,942	Surface Stabilized Ferroelectric Liquid Crystal Devices with Means for Aligning LC molecules at Omega (Alpha) from Normal to the Means	5/16/95	6/20/06
United States	RE 34,949	Surface Stabilized Ferroelectric Liquid Crystal Devices	5/23/95	9/25/07
United States	RE 34,950	Surface Stabilized Ferroelectric Liquid Crystal Devices with Means for Aligning LC Molecules at Omega (alpha) from Normal to the Means	5/23/95	3/21/06
United States	RE 34,966	Surface Stabilized Ferroelectric Liquid Crystal Devices with LC Molecules Aligned at Angle Omega (Alpha) from Normal to Substrates	6/13/95	1/7/03
United States	RE 34,967	Surface Stabilized Ferroelectric Liquid Crystal Devices with Plural Orientation States of Different Colors or Separated by Domain Walls	6/13/95	7/13/10
United States	RE 34,973	Surface Stabilized Ferroelectric Liquid Crystal Devices with Total Reflection in One State and Transmission in Another State	6/20/95	1/28/09
United States	5,555,111	Surface Stabilized Ferroelectric Liquid Crystal Devices with Dielectric Torques Greater Than Ferroelectric Torques	9/10/96	3/21/06
United States	5,555,117	Surface Stabilized Ferroelectric Liquid Crystal Devices	9/10/96	9/10/13

Patents Licensed from University Research Corp

Patent No.	Title	Issue Date	Expires
5,168,381	Smectic Liquid Crystal Devices Using SSFLC and Electroclinic Effect Based Cells	12/1/92	12/1/09
5,178,793	Ferroelectric Liquid Crystal Compounds and Compositions	1/12/93	1/12/10
5,543,078	Ferroelectric Liquid Crystals for Nonlinear Optics Applications	8/6/96	8/6/13
5,596,434	Self-Assembled Monolayers for Liquid Crystal Alignment	1/21/97	1/21/14
5,637,256	Ferroelectric Liquid Crystals for Nonlinear Optics Applications	6/10/97	6/10/14
5,658,493	Ferroelectric Liquid Crystals for Nonlinear Optics Applications	8/19/97	8/19/14

US Patents Licensed from Georgia Tech Research Corp

Patent No.	Title	Issue Date	Expires
6,141,072	System and Method for Efficient Manufacturing of Liquid Crystal Displays	10/31/00	4/2/18
6,469,761	System and Method for Efficient Manufacturing of Liquid Crystal Displays	10/22/02	4/2/18

US Patent Applications Licensed from Georgia Tech Research Corp

App. No.	Title	Date Filed
09/669,180	System and Method for Efficient Manufacturing of Liquid Crystal Displays	9/25/00

Foreign Patent Applications Licensed from Georgia Tech Research Corp

Priority Date	App. No.	Country	Title
4/3/98	Not yet Avail	Japan	System and Method for Efficient Manufacturing of Liquid Crystal Displays
4/3/98	98915254.1	Europe	System and Method for Efficient Manufacturing of Liquid Crystal Displays
4/3/98	2,285,924	Canada	System and Method for Efficient Manufacturing of Liquid Crystal Displays
4/3/98	10-1999-7009012	S. Korea	System and Method for Efficient Manufacturing of Liquid Crystal Displays

US Patents Licensed from Agilent Technologies, Inc.

Patent No.	Title	Issue Date	Expires
6,249,269	Analog Pixel Driver Circuit for an Electro-Optical Material-Based Display Device	6/19/01	4/30/18

US Patent Applications Licensed from Agilent Technologies, Inc.

Title
Electro-Optical Material-Based Display Device Having Analog Pixel Drivers
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Light Sensitive Issues: Guard Ring and Metal Layer

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